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                                                                      APPENDIX C
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               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
                   DATED AS OF THE 19TH DAY OF DECEMBER, 1996
                                 BY AND BETWEEN
                                MONARCH BANCORP
                                      AND
                        CALIFORNIA COMMERCIAL BANKSHARES

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                                      C-1
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                               TABLE OF CONTENTS

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RECITALS

ARTICLE I. THE MERGER

    SECTION 1.1. Structure of the Merger..................................................................        C-7
    SECTION 1.2. Effect on Outstanding Shares.............................................................        C-7
    SECTION 1.3. Exchange Procedures......................................................................        C-8
    SECTION 1.4. Dissenters' Rights.......................................................................        C-9
    SECTION 1.5. Options..................................................................................        C-9
    SECTION 1.6. Determinations of December 31, 1996 Shareholders' Equity.................................       C-10

ARTICLE II. CONDUCT PENDING THE MERGER
    SECTION 2.1. Conduct of Business Prior to the Effective Time..........................................       C-10
    SECTION 2.2. Forbearance..............................................................................       C-11
    SECTION 2.3. Cooperation..............................................................................       C-12

ARTICLE III. REPRESENTATIONS AND WARRANTIES
    SECTION 3.1. Representations and Warranties of the Company............................................       C-12
    SECTION 3.2. Representations and Warranties of Monarch................................................       C-22

ARTICLE IV. COVENANTS
    SECTION 4.1. Acquisition Proposals....................................................................       C-30
    SECTION 4.2. Certain Policies of the Company..........................................................       C-30
    SECTION 4.3. Employee Benefits........................................................................       C-30
    SECTION 4.4. Access and Information...................................................................       C-31
    SECTION 4.5. Certain Filings, Consents and Arrangements...............................................       C-31
    SECTION 4.6. Indemnification; Directors' and Officers' Insurance......................................       C-32
    SECTION 4.7. Additional Agreements....................................................................       C-33
    SECTION 4.8. Publicity................................................................................       C-33
    SECTION 4.9. Registration Statement...................................................................       C-33
    SECTION 4.10. Shareholders' Meetings..................................................................       C-33
    SECTION 4.11. Notification of Certain Matters.........................................................       C-33
    SECTION 4.12. No Acquisitions of Company Common Stock.................................................       C-34
    SECTION 4.13. Securities Act..........................................................................       C-34
    SECTION 4.14. Quotation on NASDAQ.....................................................................       C-34
    SECTION 4.15. Tax-Free Reorganization Treatment; Pooling..............................................       C-34
    SECTION 4.16. Shareholder Agreements..................................................................       C-34
    SECTION 4.17. Director and Officer Resignations.......................................................       C-34
    SECTION 4.18. Consummation of Company Bank and Monarch Bank Merger....................................       C-34

ARTICLE V. CONDITIONS TO CONSUMMATION
    SECTION 5.1. Conditions to All Parties' Obligations...................................................       C-35
    SECTION 5.2. Conditions to the Obligations of Monarch.................................................       C-36
    SECTION 5.3. Conditions to the Obligation of the Company..............................................       C-37

ARTICLE VI. TERMINATION
    SECTION 6.1. Termination..............................................................................       C-37
    SECTION 6.2. Effect of Termination....................................................................       C-38

ARTICLE VII. EFFECTIVE DATE AND EFFECTIVE TIME
    SECTION 7.1. Effective Date and Effective Time........................................................       C-39
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ARTICLE VIII. OTHER MATTERS
    SECTION 8.1. Certain Definitions; Interpretation......................................................       C-39
    SECTION 8.2. Survival.................................................................................       C-40
    SECTION 8.3. Waiver...................................................................................       C-40
    SECTION 8.4. Counterparts.............................................................................       C-40
    SECTION 8.5. Governing Law............................................................................       C-41
    SECTION 8.6. WAIVER OF JURY TRIAL.....................................................................       C-41
    SECTION 8.7. Expenses.................................................................................       C-41
    SECTION 8.8. Notices..................................................................................       C-41
    SECTION 8.9. Entire Agreement; Etc....................................................................       C-42
    SECTION 8.10. Assignment..............................................................................       C-42
    Schedule 2.2(b)*
    Schedule 4.16*

                                                  LIST OF ANNEXES*
Annex 1 - Monarch Rights (Recital C)
Annex 2 - Company Rights (Recital E)
Annex 3 - Form of Shareholder Agreement (Section 4.16)
Annex 3A - Form of Shareholder Agreement to be signed (Section 4.16) Annex 4 - Form of Opinion of Company Counsel (Section 5.2(c))
Annex 5 - Form of Opinion of Monarch Counsel (Section 5.3(b))
Annex 6 - Calculation of Company Per Share Book Value (Section 8.1) Annex 7 - Certificate of Merger and Related Document
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*Omitted from this Joint Proxy Statement--Prospectus

                                      C-3
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                             INDEX OF DEFINED TERMS

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Acquisition Proposal.......................................................................................          43
Affiliates.................................................................................................          50
BHC Act....................................................................................................           1
BIF........................................................................................................          13
Certificate................................................................................................           4
Code.......................................................................................................           2
Company....................................................................................................           1
Company Bank...............................................................................................           2
Company Book Value.........................................................................................          59
Company Common Stock.......................................................................................           2
Company Counsel............................................................................................          54
Company Disclosure Letter..................................................................................          13
Company Employee Plans.....................................................................................          20
Company ERISA Affiliate....................................................................................          20
Company ERISA Affiliate Plan...............................................................................          20
Company Option.............................................................................................           7
Company Pension Employee...................................................................................          20
Company Per Share Book Value...............................................................................          59
Company Pooling Condition..................................................................................          55
Company Properties.........................................................................................          24
Company Reports............................................................................................          15
Company Rights.............................................................................................           2
Confidentiality Agreement..................................................................................          45
Continued Employee.........................................................................................          44
Conversion Number..........................................................................................           3
Costs......................................................................................................          46
Covered Person.............................................................................................          27
Deal Expenses..............................................................................................          59
Dissenters' Shares.........................................................................................           3
Dissenters' Rights Condition...............................................................................          54
Effective Date.............................................................................................          59
Effective Time.............................................................................................          59
Environmental Law..........................................................................................          25
ERISA......................................................................................................          20
ERISA Affiliate............................................................................................          20
Exchange Agent.............................................................................................           4
FDIC.......................................................................................................          13
Federal Reserve Board......................................................................................           1
GAAP.......................................................................................................          60
Government Regulators......................................................................................          18
Hazardous Substance........................................................................................          25
Indemnified Parties........................................................................................          46
IRS........................................................................................................          22
Material...................................................................................................          60
Material Adverse Effect....................................................................................          60
Maximum Amount.............................................................................................          47
Meeting....................................................................................................          49
Merger.....................................................................................................           3
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                                      C-4
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Merger Consideration.......................................................................................           3
Monarch....................................................................................................           1
Monarch Book Value.........................................................................................          60
Monarch Common Stock.......................................................................................           1
Monarch Disclosure Letter..................................................................................          28
Monarch Employee Plans.....................................................................................          35
Monarch ERISA Affiliate....................................................................................          35
Monarch ERISA Affiliate Plan...............................................................................          35
Monarch Pension Plan.......................................................................................          35
Monarch Per Share Book Value...............................................................................          60
Monarch Pooling Condition..................................................................................          53
Monarch Properties.........................................................................................          39
Monarch Reports............................................................................................          30
Monarch Rights.............................................................................................           1
Monarch's Benefit Plans....................................................................................          44
NASDAQ.....................................................................................................           4
OCC........................................................................................................          16
OREO.......................................................................................................          25
PBGC.......................................................................................................          20
Person.....................................................................................................          61
Plan.......................................................................................................           1
Registration Statement.....................................................................................          48
Regulatory Agencies........................................................................................          16
Retention Bonuses..........................................................................................          61
SEC........................................................................................................          15
Securities Act.............................................................................................          27
Securities Exchange Act....................................................................................          15
Shareholder Agreements.....................................................................................          51
Significant Subsidiaries...................................................................................          16
SRO........................................................................................................          16
State Corporation Law......................................................................................           3
State Regulator............................................................................................          16
Subsidiary.................................................................................................          61
Surviving Corporation......................................................................................           3
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                                      C-5

    AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of the 19th day of December, 1996 (this "Plan"), by and between Monarch Bancorp, a California corporation ("Monarch"), and California Commercial Bankshares, a California corporation (the "Company").

                                   RECITALS:

    A. AMENDMENT AND RESTATEMENT. Monarch and the Company desire to amend and restate the provisions of that certain Agreement and Plan of Merger, dated as of December 19, 1996, by and between Monarch and the Company in order to clarify the understandings of the parties with respect to certain of the terms set forth therein, and, subject to Section 8.9 hereof, Monarch and the Company intend that this Plan, as so amended and restated hereby, shall hereafter constitute the entire agreement of the parties with respect to the matters set forth herein.

    B. MONARCH. Monarch is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, with its principal executive offices located in Laguna Niguel, California. As of the date hereof, Monarch has (i) 100 million authorized shares of common stock, no par value ("Monarch Common Stock"), of which no more than 36,818,216 shares were outstanding as of the date hereof (including 2,443,395 shares to be issued upon the completion of the exercise of certain options and warrants), (ii) 5 million authorized shares of preferred stock, none of which were outstanding, and (iii) no other class of capital stock authorized. Monarch is a bank holding company duly registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended (the "BHC Act").

    C. MONARCH RIGHTS, ETC. Monarch does not have any shares of its capital stock reserved for issuance, any outstanding option, call or commitment relating to shares of its capital stock or any outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any person any right (including, without limitation, preemptive rights) to subscribe for or acquire from it, any shares of its capital stock (collectively, "Monarch Rights"), except pursuant to the options, warrants, awards and other rights described on Annex 1 (which includes details on the terms and conditions of any such Monarch Rights, including the grantee, vesting periods and exercise prices of any options and the exercise price of any warrants).

    D. THE COMPANY. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, with its principal executive offices located in Newport Beach, California. As of the date hereof, the Company has (i) 10,000,000 authorized shares of common stock, no par value ("Company Common Stock"), of which no more than 3,193,822 shares were outstanding as of the date hereof (including 236,750 shares to be issued upon the completion of the exercise of certain options, warrants and awards),
(ii) 1,000,000 authorized shares of preferred stock, none of which were outstanding, and (iii) no other class of capital stock authorized. The Company is a bank holding company duly registered with the Federal Reserve Board under the BHC Act.

    E. COMPANY RIGHTS, ETC. The Company does not have any shares of its capital stock reserved for issuance, any outstanding option, call or commitment relating to shares of its capital stock or any outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any person any right (including, without limitation, preemptive rights) to subscribe for or acquire from it, any shares of its capital stock (collectively, "Company Rights"), except pursuant to the options, warrants, awards, and other rights described on Annex 2 (which includes details on the terms and conditions of any Company Rights, including the grantee, vesting periods and exercise prices of any options).

    F. BOARD APPROVALS. The respective Boards of Directors of Monarch and the Company have duly approved this Plan and have duly authorized its execution and delivery.

    G. INTENTION OF THE PARTIES. It is the intention of the parties to this Plan that (a) the Merger (as hereinafter defined) for federal income tax purposes shall qualify as a "reorganization" within the meaning

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of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"),
(b) the Merger for accounting purposes shall qualify as a "pooling of interests," unless the Monarch Pooling Condition (as defined herein) and the Company Pooling Condition (as defined herein) are waived by the parties hereto and (c) immediately following the Merger, Monarch Bank, a wholly-owned Subsidiary of Monarch, shall be merged into National Bank of Southern California (the "Company Bank"), a wholly-owned Subsidiary of the Company, with the Company Bank as the survivor (the "Bank Merger").

    H. STOCK OPTION AGREEMENT. Concurrently herewith, the Company and Monarch are entering into a Stock Option Agreement, to be dated the date hereof, whereby the Company will grant to Monarch the option to purchase up to 19.9% of the outstanding shares of the Company Common Stock upon the occurrence of certain events.

    In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Plan and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                             ARTICLE I.  THE MERGER

    SECTION 1.1.  STRUCTURE OF THE MERGER.  On the Effective Date (as defined in
Section 7.1 hereof), the Company will merge (the "Merger") with and into Monarch, with Monarch being the surviving corporation (the "Surviving Corporation"), pursuant to the provisions of, and with the effect provided in, the California General Corporation Law (the "State Corporation Law"). The separate corporate existence of the Company shall thereupon cease. The Surviving Corporation shall continue to be governed by the State Corporation Law and its separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. At the Effective Time (as defined in Section 7.1 hereof), the articles of incorporation and by-laws of the Surviving Corporation shall be the articles of incorporation and by-laws of Monarch immediately prior to the Effective Time.

    SECTION 1.2. EFFECT ON OUTSTANDING SHARES. (a) By virtue of the Merger, each share of Company Common Stock issued and outstanding at the Effective Time (other than (i) shares which have not been voted in favor of the approval of the principal terms of this Plan and with respect to which dissenters' rights shall have been perfected in accordance with State Corporation Law (the "Dissenters' Shares") and (ii) shares held directly or indirectly by Monarch, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall become and be converted, automatically and without any action on the part of the holder thereof, into that number of shares of Monarch Common Stock (the "Conversion Number") equal to the quotient obtained by dividing (i)
1.6 times the Company's Per Share Book Value (as defined in Section 8.1 hereof) by (ii) Monarch's Per Share Book Value (as defined in Section 8.1 hereof) (the aggregate of all such shares of Monarch Common Stock is hereinafter called the "Merger Consideration"). To the extent permitted by applicable law, preemptive rights with respect to the purchase of CCB Common Stock, if any shall exist, shall terminate and cease to exist at the Effective Time.

    (b) At the Effective Time, the issued and outstanding shares of Monarch Common Stock, including shares issued pursuant to Section 1.2(a) hereof, shall constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

    (c) If Monarch effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction after the date hereof and before the Effective Time, the Conversion Number shall, if necessary, be adjusted. As of the Effective Time, each share of Company Common Stock held directly or indirectly by Monarch, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be cancelled, retired and cease to exist, and no exchange or payment shall be made in respect thereof.

    (d) No fractional shares of Monarch Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of Monarch Common Stock pursuant to Section 1.2(a) hereof, cash adjustments will be paid to holders in respect of any fractional share of Monarch Common Stock that would otherwise be issuable; the amount of such cash adjustment shall be equal to such fractional proportion of the average closing price of a share of Monarch Common Stock as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the five trading days immediately prior to and including the trading day next preceding the Effective Time or, if the Monarch Common Stock is not then quoted on NASDAQ, such fractional proportion of an amount equal to the Monarch Per Share Book Value multiplied by 1.6.

    (e) Dissenters' Shares shall be purchased and paid for in accordance with
Section 1300 et. seq. of the State Corporation Law.

    SECTION 1.3. EXCHANGE PROCEDURES. (a) At and after the Effective Time, each certificate theretofore representing shares of Company Common Stock (each, a "Certificate") shall represent only the right to receive the applicable portion of the Merger Consideration without interest.

    (b) As of the Effective Time, Monarch shall deposit, or shall cause to be deposited, with such bank or trust company as Monarch shall elect (which may be a Subsidiary of Monarch) (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Section 1.3, certificates representing the shares of Monarch Common Stock and cash in lieu of fractional shares to be exchanged pursuant to Section 1.2 hereof for outstanding shares of Company Common Stock.

    (c) As soon as practicable after the Effective Time, Monarch shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates and, in the case of holders of more than 5% of the Company Common Stock at the Effective Time, the letter referred to in Section 4.13(b) hereof, to the Exchange Agent, which transmittal letter shall be in a form and contain any other customary provisions as Monarch may determine; and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the applicable portion of the Merger Consideration. Upon the proper surrender of a Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (1) a certificate representing the number of whole shares of Monarch Common Stock and (2) a check representing the amount of cash in lieu of any fractional shares and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Merger Consideration. In the event of a transfer of ownership of any shares of Company Common Stock not registered in the transfer records of the Company, the exchange described in this Section 1.3(c) may nonetheless be effected if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the discretion of Monarch and the Exchange Agent, (i) to evidence and effect such transfer but for the provisions of Section 1.3(e) hereof and (ii) to evidence that all applicable stock transfer taxes have been paid.

    (d) Whenever a dividend or other distribution is declared by Monarch on Monarch Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Plan; PROVIDED, HOWEVER, that no dividend or other distribution declared or made on Monarch Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Monarch Common Stock represented thereby until the holder of such Certificate shall duly surrender such Certificate in accordance with this Section 1.3. Following such surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Monarch Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions having a record date after the Effective Time theretofore payable with respect to such whole shares of Monarch Common Stock and not yet paid and (ii) at the appropriate payment date, the amount of dividends or other distributions having

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(x) a record date after the Effective Time but prior to surrender and (y) a payment date subsequent to surrender with respect to such whole shares of Monarch Common Stock.

    (e) From and after the Effective Time, there shall be no transfers on the stock transfer records of the Company of any shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If Certificates are presented to the Surviving Corporation after the Effective Time, they shall be cancelled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Plan in accordance with the procedures set forth in this Section 1.3.

    (f) Any portion of the aggregate Merger Consideration that remains unclaimed by the shareholders of the Company for six months after the Effective Time shall be returned by the Exchange Agent to the Surviving Corporation. Any shareholder of the Company who has not theretofore complied with this Section 1.3 shall thereafter be entitled to look only to the Surviving Corporation for payment of the Merger Consideration deliverable in respect of each share of Company Common Stock held by such shareholder without any interest thereon. If Certificates are not surrendered or the consideration therefor is not claimed prior to the date on which such consideration would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed consideration shall, to the extent permitted by abandoned property and any other applicable law, become the property of Monarch (and to the extent not in its possession shall be paid over to Monarch), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of Monarch, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of Company Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will effect the exchange of such lost, stolen or destroyed Certificate for the portion of the Merger Consideration deliverable in exchange therefor.

    SECTION 1.4. DISSENTERS' RIGHTS. Any Dissenting Shareholder who shall be entitled to be paid the "fair market value" of his or her Dissenters' Shares, as provided in Section 1300 of the State Corporation Law, shall not be entitled to the Merger Consideration in respect thereof unless and until such Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such Dissenting Shareholder's right to dissent from the Merger under the State Corporation Law, and shall be entitled to receive only the payment provided for by Section 1300 of the State Corporation Law with respect to such Dissenters' Shares. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or lost such right to dissent, the Dissenters' Shares held by such Dissenting Shareholder shall thereupon be treated as though such Dissenters' Shares had been converted into the right to receive the Merger Consideration pursuant to Section 1.2 hereof.

    SECTION 1.5. OPTIONS. At the Effective Time, each option granted by the Company to directors, officers and employees of the Company and the Company Bank to purchase shares of Company Common Stock which, at the Effective Time, is outstanding and has not been exercised (a "Company Option"), shall be converted into an option to purchase shares of Monarch Common Stock in accordance with the terms of the applicable Company stock option plan and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Company Option may be exercised solely for shares of Monarch Common Stock, (ii) the number of shares of Monarch Common Stock subject to such Company Option shall be equal to the product (rounded down to the nearest whole share) of multiplying the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time by the Conversion Number and (iii) the per share exercise price under each such Company Option shall be equal to the quotient (rounded down to the nearest cent) of dividing the per share exercise price under each such Company Option by the Conversion Number.

    SECTION 1.6. DETERMINATIONS OF DECEMBER 31, 1996 SHAREHOLDERS' EQUITY. (a) As promptly as practicable, but no less than seven business days prior to the release of its 1996 earnings, each party hereto shall deliver to the other its proposed consolidated statement of income and consolidated balance sheet, and shall cause its independent accountants to make available to the other party their work papers.

    (b) If either party disagrees with the other's calculation of shareholders' equity, it shall not later than the day prior to the seventh business day following such delivery, deliver a notice specifying those items or amounts on the financial statements as to which it disagrees, including the reasons for its disagreement and its calculation of the relevant shareholders' equity.

    (c) If a notice of disagreement shall be delivered pursuant to subsection 1.6(b) hereof, the parties shall, during the 10 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts, as may be required, in order to determine the amount of the relevant shareholders' equity, which amount shall not be more than the amount thereof shown in the calculation delivered pursuant to subsection 1.6(a) hereof nor less than the amount thereof shown in the calculation delivered pursuant to subsection 1.6(b) hereof. If during such period the parties are unable to reach such agreement, they shall promptly thereafter cause Price Waterhouse LLP or other firm of independent accountants of nationally recognized standing reasonably satisfactory to the parties (who shall not have any material relationship with either of the parties, other than personal banking relationships that may be maintained by partners of such firms in their individual capacity), promptly to review the disputed items or amounts for the purpose of calculating the relevant shareholders' equity. In making such calculation, such independent accountants shall consider only those items or amounts as to which a party has disagreed. Such independent accountants shall deliver to the parties, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon the parties. The cost of such review and report shall be borne
(i) by Monarch, if its consolidated shareholders' equity as determined pursuant hereto shall be less than 97.5% of that delivered pursuant to subsection 1.6(a) hereof, (ii) by the Company if its consolidated shareholders' equity as determined pursuant hereto shall be less than 97.5% of that delivered pursuant to subsection 1.6(a) hereof, (iii) by the challenging party if the consolidated shareholder's equity of the other party as determined pursuant hereto shall be not less than 99.5% of that delivered pursuant to subsection (a) hereof and (iv) otherwise, 50% by each of the parties.

    (d) The parties agree that they will, and agree to cause their respective independent accountants to, cooperate and assist in the preparation of the financial statements and in the conduct of the audits and reviews referred to in this Section 1.6, including without limitation the making available to the extent necessary of books, records, work papers and personnel.

                    ARTICLE II.  CONDUCT PENDING THE MERGER

    SECTION 2.1. CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME. Except as expressly provided in this Plan, during the period from the date of this Plan to the Effective Time, each of Monarch and the Company shall, and shall cause each of its respective Subsidiaries to, (i) conduct its business in the usual, regular and ordinary course of business consistent with past practice, (ii) use its reasonable best efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of the Company or Monarch to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Plan and (iv) take no action that is reasonably likely to have a Material Adverse Effect (as defined in Section 8.1 hereof) on either Monarch or the Company.

    SECTION 2.2. FORBEARANCE. During the period from the date of this Plan to the Effective Time, neither Monarch nor the Company shall, nor shall either permit any of its respective Subsidiaries to, without in any such case the prior consent of the other (it being understood that, except as otherwise specified herein, for purposes of this Section 2.2, a consent shall be deemed given if, within 3 business days after a request for any such consent is made by one party, the other party does not object to the action for which the consent is requested):

        (a) incur any indebtedness for borrowed money (other than Federal Funds borrowings) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person;

        (b) except as contemplated in Recital H and Schedule 2.2(b) hereto, adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant, sell or issue to any individual, corporation or other person any right or option to acquire, or securities evidencing a right to convert into or acquire, any shares of its capital stock, or issue any additional shares of capital stock except pursuant to the exercise of stock options, warrants, awards and other rights outstanding as of the date hereof as set forth on Annexes 1 and 2 and on the terms in effect on the date hereof;

        (c) other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leases or assets to any person, or cancel, release or assign any indebtedness of any such person, except (i) pursuant to contracts or agreements in force as of the date of this Plan or (ii) any such action or series of related actions which result in a pre-tax loss of not more than $100,000;

        (d) make any capital expenditures, other than capital expenditures made in the ordinary course of business consistent with past practice in amounts not exceeding $25,000 individually or $100,000 in the aggregate;

        (e) increase in any manner the compensation or fringe benefits of any of its employees or directors, or create or institute, or make any payments pursuant to, any severance plan or package, or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend or commit itself to or fund or otherwise establish any trust or account related to any Employee Plan (as defined in Section 3.1(p) hereof), with or for the benefit of any employee, other than (i) general increases in compensation for employees in the ordinary course of business consistent with past practices, (ii) bonuses which have been accrued on the 1996 financial statements of the relevant party in the ordinary course of business consistent with past practices or
    (iii) any amendment required by applicable law (provided that any such amendment shall provide the least increase to cost permitted under such applicable law), or voluntarily accelerate the vesting of any stock options or other compensation or benefit;

        (f) (i) other than in the ordinary course of business consistent with past practice in individual amounts not to exceed $100,000 or in securities transactions as provided in (f)(ii) below, make any investment either by contributions to capital, property transfers, or purchase of any property or assets of any person, PROVIDED that neither party shall make any acquisition of business operations without the other party's prior consent, or

            (ii) other than purchases of direct obligations of the United States of America or obligations of U.S. government agencies which are entitled to the full faith and credit of the United States of America, in any case with a remaining maturity at the time of purchase of three years or less, purchase or acquire securities of any type; PROVIDED, HOWEVER, that, in the case of investment securities, either party hereto may purchase (or permit a Subsidiary to purchase) investment securities if, within one business day after such party requests in writing (which notice shall describe in detail the investment securities to be purchased and the price thereof) that the other consent to the making of any such purchase, the other has approved such request in writing or has not responded in writing to such request;

        (g) enter into or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $25,000;

        (h) settle any claim, action or proceeding involving any liability of it or any of its Subsidiaries for money damages in excess of $25,000 or material restrictions upon the operations of the party or any of its Subsidiaries;

        (i) except in the ordinary course of business and in amounts less than $100,000, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim; PROVIDED, HOWEVER, that either party hereto may take (or permit a Subsidiary to take) any such action if, within two business days after such party requests in writing (which request shall include information and analyses sufficient for the other party to assess the proposed action) that the other party consent to the taking of such action, the other party has approved such request in writing or has not responded in writing to such request;

        (j) make, renegotiate, renew, increase, extend or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except
    (i) in the ordinary course of business consistent with past practice and in conformity with all applicable policies and procedures (ii) any loans or advances as to which such party (or a Subsidiary thereof) has a legally binding obligation to make such loan or advance as of the date hereof and a description of which has been provided by such party in writing to the other party prior to the execution of this Plan;

        (k) except as contemplated by Section 4.2 hereof, change its method of accounting as in effect at December 31, 1995, except as required by changes in generally accepted accounting principles as concurred in by the party's independent auditors;

        (l) engage in any merger, consolidation or other similar transaction with, or acquire a significant portion of the capital stock or assets of, any other corporate or other entity except in the ordinary course of business or in connection with foreclosures and collection on secured interests;

        (m) amend its articles of incorporation or its by-laws; or

        (n) agree to, or make any commitment to, take any of the actions prohibited by this Section 2.2.

    SECTION 2.3. COOPERATION. (a) Each of Monarch and the Company shall cooperate with each other in completing the transactions contemplated hereby and shall not take, cause to be taken or agree or make any commitment to take any action: (i) that would cause any of the representations or warranties of it that are set forth in Article III hereof not to be true and correct, or (ii) that is inconsistent with or prohibited by Sections 2.1 or 2.2.

    (b) Without limiting the generality of the foregoing, each of Monarch and the Company shall have the right to have one of its representatives present at all loan committee meetings or meetings of similar purpose of the other party or the other party's Subsidiaries, and each party shall give notice to the other party of any such meeting one business day prior to such meeting.

                  ARTICLE III.  REPRESENTATIONS AND WARRANTIES

    SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Monarch that, except as to the matters disclosed in a letter of the Company delivered to

Monarch on or prior to the date hereof, which disclosures shall be deemed to be made with respect to any applicable representation notwithstanding the specific section references therein (the "Company Disclosure Letter"):

        (a) RECITALS TRUE. The facts set forth in the Recitals of this Plan with respect to the Company are true and correct.

        (b) CAPITAL STOCK. All outstanding shares of capital stock of the Company and the Company Bank have been duly authorized and validly issued, are fully paid and (subject to 12 U.S.C. 55 with respect to the Company
    Bank) non-assessable and are not subject to any preemptive rights.

        (c) DUE ORGANIZATION AND QUALIFICATION. The Company Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. The Company Bank is a member of the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation (the "FDIC") and all of its deposits are subject to assessment by the BIF.

        (d) CORPORATE AUTHORITY. Each of the Company and Company Bank has the corporate power and authority, and is duly qualified in all jurisdictions (except for such qualifications the absence of which, in the aggregate, would not have a Material Adverse Effect on the Company) where such qualification is required, to carry on its business as it is now being conducted and to own all its properties and assets, and it has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted.

        (e) SUBSIDIARIES; SIGNIFICANT INVESTMENTS. The only Subsidiaries of the Company are the Company Bank and Venture Partners, Inc., a California corporation ("Venture"). All of the shares of capital stock of each such Subsidiary are owned directly and of record by the Company, free and clear of all liens, claims, encumbrances and restrictions on transfer, and there is no outstanding option, call or commitment with respect to any such capital stock, nor any obligations or agreements convertible into or exchangeable for, or giving any person any right (including, without limitation, preemptive rights) to subscribe for or acquire from either Subsidiary, any shares of its capital stock. Neither the Company nor either of its Subsidiaries owns any equity securities, any security convertible or exchangeable into an equity security or any rights to acquire any equity security, except for shares of the Company Bank and Venture held by the Company.

        (f)  SHAREHOLDER APPROVALS.

            (i) Subject to the receipt of required shareholder approval of the principal terms of this Plan, this Plan and the transactions contemplated herein have been duly authorized by all necessary corporate action of the Company. In addition, the Company has received the written opinion of The Findley Group to the effect that the Merger Consideration to be received by the shareholders of the Company is fair to such shareholders from a financial point of view and has provided true and complete copies of such opinions to Monarch. Subject to receipt of such shareholder approval, this Plan is a valid and binding agreement of the Company enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (ii) The affirmative vote approving the principal terms of this Plan by a majority of the outstanding shares of Company Common Stock entitled to vote on this Plan is the only shareholder vote required by the Company for approval of the Plan and consummation of the Merger and the other transactions contemplated hereby.

        (g) NO VIOLATIONS. The execution, delivery and performance of this Plan by the Company do not, and the consummation of the transactions contemplated hereby by the Company will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license to which the Company or either of its Subsidiaries (or any of their respective properties) is subject, or enable any person to enjoin the Merger or the other transactions contemplated hereby, (ii) a breach or violation of, or a default under, the articles of incorporation or by-laws or similar organizational documents of the Company or either of its Subsidiaries or
    (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Company or either of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Company or either of its Subsidiaries is a party, or to which any of their respective properties or assets may be bound or affected; PROVIDED, HOWEVER, that this clause (iii) shall not apply to any breach, violation or default of any such agreement, instrument or obligation which involves payments to or by the Company or either of its Subsidiaries of an amount not exceeding $25,000 per year; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers of governmental authorities referred to in Section 5.1(b) hereof, (ii) any such approval, consent or waiver that already has been obtained, and (iii) any other approvals, consents or waivers the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on the Company or enable any person to enjoin the Merger or the Bank Merger.

        (h)  COMPANY REPORTS.

            (i) As of their respective dates, neither the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, nor any other document filed by the Company subsequent to December 31, 1995 under
       Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), each in the form (including exhibits) filed with the Securities and Exchange Commission (the "SEC") (collectively, the "Company Reports"), contained or will contain any untrue statement of a Material fact or omitted or will omit to state a Material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets contained or incorporated by reference in the Company Reports (including in each case any related notes and schedules) fairly presented in all Material respects the financial position of the entity or entities to which it relates as of its date and each of the consolidated statements of income, consolidated statements of shareholders' equity and consolidated statement of cash flows contained or incorporated by reference in the Company Reports (including in each case any related notes and schedules) fairly presented in all Material respects the results of operations, shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not Material in amount or effect), in each case in accordance with GAAP during the periods involved, except as may be noted therein.

            (ii) The Company and the Company Bank have each timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, if any, that they were required to file since December 31, 1993 with (i) the SEC, (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the BIF, (v) the Office of the Comptroller of the Currency (the "OCC"), (vi) any state banking commission or other regulatory authority (each, a "State Regulator") (such entities collectively, the "Regulatory Agencies"), and (vii) the National Association of Securities Dealers, Inc. and any other self-regulatory organization (an "SRO"), and all other Material reports and statements required to be filed by them since December 31, 1993, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the Federal Reserve Board, the FDIC, the BIF, the OCC, any State Regulator or any SRO, and have paid all fees and assessments due and payable in connection therewith.

        (i)  ABSENCE OF UNDISCLOSED LIABILITIES AND CERTAIN CHANGES OR
    EVENTS. Except as disclosed in the Company Reports, since December 31, 1995, neither the Company nor the Company Bank (as defined herein) has incurred any Material liability, except in the ordinary course of their business consistent with past practice. Since September 30, 1996, there has not been any change in the business, assets, financial condition, properties, results of operations or prospects of the Company or the Company Bank which, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on the Company (other than changes in (i) banking laws or regulations, or interpretations thereof, that affect the banking industry generally, (ii) the general level of interest rates or
    (iii) GAAP).

        (j) GUARANTEES; SURETYSHIPS; CONTINGENT LIABILITIES. The Company Disclosure Letter lists and briefly describes all guarantees, matters of suretyship and similar contingent liabilities, other than loan commitments and letters of credit issued in the ordinary course of business, of the Company and its Subsidiaries.

        (k) TAXES. All federal, state, local and foreign tax returns (including information returns) required to be filed by or on behalf of the Company or its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all Material respects. All taxes shown on such returns have been paid in full and adequate provision has been made for any such taxes (in accordance with GAAP) on the Company's balance sheets set forth in the Company Reports. There is no pending audit examination, assessment or proposed assessment of a deficiency, or refund litigation with respect to any taxes of the Company or its Subsidiaries. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes (in accordance with generally accepted accounting principles) on the Company's balance sheet as set forth in the Company Reports. Neither the Company nor either of its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

        No liens or other security interests have been imposed on any assets of the Company or its Subsidiaries in connection with any failure (or alleged failure) to pay any tax. The Company and its Subsidiaries have timely withheld, and paid over to the relevant governmental authority or other appropriate payee, all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other person. Neither the Company nor either of its Subsidiaries is a party to any tax allocation or sharing agreement, is or has been a member of an affiliated group filing consolidated or combined tax returns (other than a group the common parent of which is or was the Company) or otherwise has any liability for the taxes of any person (other than the Company or its Subsidiaries). For purposes of this paragraph (k), "taxes" includes all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of the Company or its Subsidiaries, together with any interest additions or penalties with respect thereto and any interest in respect of such additions or penalties.

        (l) ABSENCE OF CLAIMS. As of the date hereof, there is no pending litigation, controversy, claim, action or proceeding against the Company or its Subsidiaries before any court or governmental agency, and, to the best of the Company's knowledge after reasonable inquiry, no such litigation, proceeding, controversy, claim or action has been threatened or is contemplated. As of the Effective Time and except as disclosed in the Company Disclosure Letter, there is no pending litigation, controversy, claim, action or proceeding against the Company or its Subsidiaries before any court or governmental agency, which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or to hinder or delay consummation of the transactions contemplated hereby and, to the best of the Company's knowledge after reasonable inquiry, no such litigation, proceeding, controversy, claim or action has been threatened or is contemplated.

        (m) ABSENCE OF REGULATORY ACTIONS. Neither the Company nor either of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depositary institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("Government Regulators") nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

        (n)  AGREEMENTS.

            (i) Except for this Plan and arrangements made in the ordinary course of business, the Company and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K) to be performed after the date hereof that has not been filed with or incorporated by reference in the Company Reports. Except as disclosed in the Company Reports filed prior to the date of this Plan, neither the Company nor either of its Subsidiaries is a party to an oral or written
       (A) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) not terminable on 30 days' or less notice involving the payment of more than $25,000 per annum, in the case of any such agreement with an individual, or $50,000 per annum, in the case of any other such agreement, (B) agreement with any executive officer or other key employee of the Company or either of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or the Company Bank of the nature contemplated by this Plan and which provides for the payment of in excess of $50,000, (C) agreement with respect to any executive officer of the Company or either of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than six months and for the payment of in excess of $50,000 per annum,
       (D) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan or (E) agreement containing covenants that limit the ability of the Company or the Company Bank to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, the Company (including any successor thereof) or the Company Bank (including any successor thereof) may carry on its business (other than as may be required by law or any regulatory agency).

            (ii) Neither the Company nor either of its Subsidiaries is in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

    (o) LABOR MATTERS. Neither the Company nor either of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is the Company or either of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving the Company or either of its Subsidiaries pending or threatened.

    (p) EMPLOYEE BENEFIT PLANS. The Company Disclosure Letter contains a complete list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements, policies and arrangements, including, but not limited to, "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and all trust agreements related thereto in respect to any present or former directors, officers, or other employees of the Company or its Subsidiaries (hereinafter referred to collectively as the "Company Employee Plans"). (i) All of the Company Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; neither the Company nor the Company Bank has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Employee Plan which could subject the Company or the Company Bank to a material tax or penalty under Section 4975 of the Code or Section 502(i) of ERISA; and all contributions required to be made under the terms of any Company Employee Plan have been timely made or have been reflected on the Company's balance sheet; (ii) no liability to the Pension Benefit Guaranty Corporation (the "PBGC") has been or is expected by the Company or the Company Bank to be incurred with respect to any Company Employee Plan which is subject to Title IV of ERISA (a "Company Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained by the Company or any entity (a "Company ERISA Affiliate") which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (a "Company ERISA Affiliate Plan"); and no proceedings have been instituted to terminate any Company Pension Plan or Company ERISA Affiliate Plan and no condition exists that presents a material risk of the institution of such proceedings; (iii) no Company Pension Plan or Company ERISA Affiliate Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Company Pension Plan and Company ERISA Affiliate Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Company Pension Plan or Company ERISA Affiliate Plan as of the end of the most recent plan year with respect to the respective Company Pension Plan or Company ERISA Affiliate Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Company Pension Plan or Company ERISA Affiliate Plan prior to the date hereof, and there has been no material change in the financial condition of any such Company Pension Plan or Company ERISA Affiliate Plan since the last day of the most recent plan year; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Company Pension Plan or Company ERISA Affiliate Plan within the 12-month period ending on the date hereof; (iv) neither the Company nor either of its Subsidiaries has provided or is required to provide, security to any Company Pension Plan or to any Company ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code; (v) neither the Company, either of its Subsidiaries, nor any Company ERISA Affiliate has contributed to any "multiemployer plan", as defined in Section 3(37) of ERISA, on or after September 26, 1980; (vi) each Company Employee Plan of the Company or either of its Subsidiaries which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) has received a favorable determination letter from the Internal Revenue Service deeming such plan to be qualified (a "Qualified Plan"), under Section 401(a) of the Code, or has requested such a determination letter within the applicable remedial amendment period under
Section 401(b) of the Code; and neither the Company nor the Company Bank is aware of any circumstances likely to result in revocation of any such favorable determination letter; (vii) each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder; all Company Employee Plans covering foreign participants comply in all material respects with applicable local law, and there are no material unfunded liabilities with respect to any Company Employee Plan which covers foreign employees; (viii) there is no pending or, to the Company's knowledge, threatened litigation, administrative action or proceeding relating to any Company Employee Plan; (ix) there has been no announcement or commitment by the Company or the Company Bank to create an additional Company Employee Plan, or to amend an Company Employee Plan except for amendments required by applicable law which do not increase the cost of such Company Employee Plan; and the Company and its Subsidiaries do not have any obligations for retiree health and life benefits under any Company Employee Plan except as set forth in the Company Disclosure Letter, and there are no such Company Employee Plans that cannot be amended or terminated without incurring any liability thereunder; (x) with respect to the Company or its Subsidiaries, except as specifically identified in the Company Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by the Company or its Subsidiaries to any person which is an "excess parachute payment" (as defined in Section 280G of the Code) under any Company Employee Plan, increase or secure (by way of a trust or other vehicle) any benefits payable under any Company Employee Plan, or accelerate the time of payment or vesting of any such benefit, and (xi) with respect to each Company Employee Plan, the Company has supplied to Monarch a true and correct copy, if applicable, of (A) the two most recent annual reports on the applicable form of the Form 5500 series filed with the Internal Revenue Service (the "IRS"), (B) such Company Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such Company Employee Plan, including amendments thereto, (D) the most recent summary plan description for such Company Employee Plan, including amendments thereto, if the Company Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Company Employee Plan is a Company Pension Plan, (F) the most recent determination letter issued by the IRS if such Company Employee Plan is a Qualified Plan and (G) the most recent financial statements and auditor's report.

    (q) REAL PROPERTY. (i) The Company Disclosure Letter contains a complete and correct list of (A) all real property or premises owned on the date hereof, in whole or in part by the Company or its Subsidiaries and all indebtedness secured by any encumbrance thereon, and (B) all real property or premises leased in whole or in part by the Company or its Subsidiaries and together with a list of all applicable leases and the name of the lessor. None of such premises or properties have been condemned or otherwise taken by any public authority and no condemnation or taking is threatened or contemplated and none thereof is subject to any claim, contract or law which might affect its use or value for the purposes now made of it. None of the premises or properties of the Company or its Subsidiaries is subject to any current or potential interests of third parties or other restrictions or limitations that would impair or be inconsistent with the current use of such property by the Company or its Subsidiaries.

        (ii) Each of the leases referred to in the Company Disclosure Letter is valid and existing and in full force and effect, and no party thereto is in default and no notice of a claim of default by any party has been delivered to the Company or its Subsidiaries or is now pending, and there does not exist any event that with notice or the passing of time, or both, would constitute a default or excuse performance by any party thereto, provided that with respect to matters relating to any party other than the Company the foregoing representation is based on the knowledge of the Company.

    (r) TITLE. The Company and the Company Bank have good title to its properties and assets (other than (i) property as to which it is lessee and (ii) real estate owned as a result of foreclosure, transfer in lieu of foreclosure or other transfer in satisfaction of a debtor's obligation previously contracted).

    (s) KNOWLEDGE AS TO CONDITIONS. As of the date hereof, the Company knows of no reason why the approvals, consents and waivers of governmental authorities referred to in Section 5.1(b) should not be obtained without the imposition of any condition of the type referred to in the provisos thereto.

    (t) COMPLIANCE WITH LAWS. Since December 31, 1993, the Company and its Subsidiaries have complied in all Material respects with all applicable laws except for any noncompliance with any such laws which, individually or in the aggregate, would not have a Material Adverse Effect on the Company or enable any Person to enjoin the Merger or the Bank Merger. Except as would not have a Material Adverse Effect on the Company, the Company and the Company Bank have all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened.

    (u) FEES. Other than in respect of financial advisory services performed for the Company by The Findley Group, in amounts and pursuant to an agreement previously disclosed to Monarch, none of the Company, its Subsidiaries or any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for the Company or its Subsidiaries, in connection with the Plan or the transactions contemplated hereby.

    (v) ENVIRONMENTAL MATTERS. (i) the Company and its Subsidiaries have complied at all times with all applicable Environmental Laws; (ii) none of the properties (including buildings or any other structures) currently owned or operated by the Company or its Subsidiaries ("Company Properties") have been contaminated with, or have had any release of, any Hazardous Substance (as defined below); (iii) to the Company's knowledge, none of the properties formerly owned or operated by the Company or either of its Subsidiaries have been contaminated with Hazardous Substances during such period of ownership or operation; (iv) to the Company's knowledge, neither the Company nor either of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither the Company nor either of its Subsidiaries has received any notice, demand letter, claim or request for information alleging that the Company or either of its Subsidiaries may be in violation of or subject to liability under any Environmental Law (as defined below); (vi) neither the Company nor either of its Subsidiaries is subject to any orders, decrees, injunctions or other agreements with any governmental authority or any third party relating to Hazardous Substances or any Environmental Law; (vii) there are no circumstances or conditions involving the Company or either of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, suits or costs or result in restrictions on the ownership, use, or transfer of any Property pursuant to any Environmental Law; (viii) none of the Properties contain any underground storage tanks, asbestos-containing material, lead products, or polychlorinated biphenyls; (ix) to the knowledge of the Company none of the Properties have ever been operated in the past as a gas station, automotive repair or supply business, metalworking operation, industrial facility or as a drycleaner; (x) neither the Company nor either of its Subsidiaries has engaged in any activity involving the generation, use, handling or disposal of any Hazardous Substances other than ordinary and routine office operations and maintenance; (xi) neither the Company nor either of its Subsidiaries has participated in the management of any borrower or other third party, including entities in which it may hold a security, fiduciary or other interest, that, to the Company's knowledge, engage in activities involving Hazardous Substances to an extent that it could be deemed an "owner" or "operator" of such entity under any Environmental Law; and
(xii) to the Company's knowledge, the Company has delivered to Monarch copies of all environmental reports, studies, sampling data, permits, government filings and other environmental information in its possession relating to Company or its Subsidiaries or any of their current or former properties or operations.

    As used herein, the term "ENVIRONMENTAL LAW" means any federal, state or local law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or
(C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

    As used herein, the term "HAZARDOUS SUBSTANCE" means any substance in any concentration that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is or may be the subject of regulatory action by any government authority pursuant to any Environmental Law.

    (w) ALLOWANCE. The allowance for possible loan and lease losses shown on the Company's unaudited balance sheet as of September 30, 1996 was, and the allowance for possible loan losses shown on the balance sheets in Company Reports for periods ending after the date of this Plan will be, adequate, as of the date thereof, under generally accepted accounting principles applicable to banks and bank holding companies. The Company has disclosed to Monarch in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of the Company and the Company Bank that have been classified as "Other Assets Specially Mentioned," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets" or words of similar import. The Other Real Estate Owned ("OREO") included in any non-performing assets of the Company or the Company Bank is carried net of reserves at the lower of cost or market value, less applicable selling costs, based on independent appraisals consistent with applicable regulatory requirements.

    (x) MATERIAL INTERESTS OF CERTAIN PERSONS. Except as disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, no officer or director of the Company, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act) of any such officer or director, has any Material interest in any Material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Company or the Company Bank.

    (y) INSURANCE. The Company and its Subsidiaries are currently insured, and since December 31, 1993, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by the Company and its Subsidiaries are in full force and effect, the Company and its Subsidiaries are not in default thereunder and all Material claims thereunder have been filed in due and timely fashion. Since December 31, 1993, no claim by the Company or its Subsidiaries on or in respect of an insurance policy or bond has been declined or refused by the relevant insurer or insurers. In the best judgment of the Company's management, such insurance coverage is adequate and will be available in the future under terms and conditions substantially similar to those in effect on the date hereof. Between the date hereof and the Effective Time, the Company and its Subsidiaries will maintain the levels of insurance coverage in effect on the date hereof and will submit all potential claims existing prior to the Effective Time to its insurance carrier on or before the Effective Time. The Company Disclosure Letter lists all insurance policies maintained by or for the benefit of the Company, the Company Bank or their directors, officers, employees or agents, specifying the (i) type of policy, (ii) policy limits and (iii) self insurance amounts.

    (z) INVESTMENT SECURITIES. Except for pledges to secure public and trust deposits and reverse repurchase agreements entered into in arm's-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the consolidated balance sheet of the Company included in the Company's Report on Form 10-Q for the quarter ended

September 30, 1996, and none of the Material investments made by it or its Subsidiaries since December 31, 1995, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

    (aa) DERIVATIVES. Neither the Company nor either of its Subsidiaries is currently a party to any interest rate swap, cap, floor, option agreement, other interest rate risk management arrangement or agreement or derivative-type security or derivative arrangement or agreement.

    (bb) REGISTRATION OBLIGATIONS. Neither the Company nor either of its Subsidiaries is under any obligation, contingent or otherwise, to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act").

    (cc) BOOKS AND RECORDS. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all Material respects the substance of events and transactions that should be included therein.

    (dd) CORPORATE DOCUMENTS. The Company has delivered to Monarch true and complete copies of (i) its amended articles of incorporation and amended by-laws and (ii) the articles of association and by-laws of the Company Bank.

    (ee) COMPANY ACTION. The Board of Directors of the Company has adopted resolutions recommending that the principal terms of this Plan be approved by the shareholders of the Company and directing that this Plan be submitted for consideration by the Company's shareholders at the Company's Meeting (as defined below).

    (ff) INDEMNIFICATION. Neither the Company nor either of its Subsidiaries is a party to any indemnification agreement with any of its present or future directors, officers, employees, individual agents or other individuals who serve or served in any other capacity with any other enterprise at the request of the Company or either of its Subsidiaries (a "Covered Person"), and to the knowledge of the Company, there are no claims for which any Covered Person would be entitled to indemnification under Section 4.6 hereof if such provisions were deemed to be in effect.

    (gg) LOANS. Each loan reflected as an asset on the Company's consolidated balance sheet as of September 30, 1996 and each balance sheet date subsequent thereto (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and (iii) to the knowledge of the Company, will not be subject to any defenses which may be asserted against Company Bank. All loans and extensions of credit that have been made by Company Bank and that are subject to Sections 22(h), 23A and 23B of the Federal Reserve Act comply therewith.

    (hh) FAIR LENDING; COMMUNITY REINVESTMENT ACT. As of the date hereof, with the exception of routine investigation of consumer complaints, neither the Company nor the Company Bank has been advised that it is or may be in violation of the Equal Credit Opportunity Act or the Fair Housing Act or any similar federal or state statute. The Company Bank received a CRA rating of "outstanding" in its most recent CRA examination.

    (ii) NO OMISSION OF MATERIAL FACT. No representation or warranty by the Company in this Plan, including the Annexes hereto, the disclosure letters and schedules to be delivered herewith or the Proxy Statement filed in connection with the Meeting, contains any untrue statement of Material fact, or omits to state a Material fact necessary to make the statements or facts contained herein or therein not misleading. None of the information regarding the Company or the Company Bank or the transactions contemplated hereby supplied or to be supplied by the Company or the Company Bank for inclusion in any documents or filings to be filed with any regulatory authority in connection with the transactions contemplated hereby will contain any untrue statement of Material fact, or omit to state a Material fact necessary to make the statements or facts contained therein not misleading.

    SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF MONARCH. Monarch represents and warrants to the Company that, except as to the matters disclosed in a letter of Monarch delivered to the Company on or prior to the date hereof, which disclosures shall be deemed to be made with respect to any applicable representation notwithstanding the specific section references therein (the "Monarch Disclosure Letter"):

    (a) RECITALS TRUE. The facts set forth in the Recitals of this Plan with respect to Monarch are true and correct.

    (b) CAPITAL STOCK. All outstanding shares of capital stock of Monarch and its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X) have been duly authorized and validly issued, are fully paid and (subject to 12 U.S.C. Section 55 in the case of a national bank Subsidiary and any similar state statute in the case of a Subsidiary that is a state-chartered bank) non-assessable and are not subject to any preemptive rights.

    (c) DUE ORGANIZATION AND QUALIFICATION. Each of Monarch Bank and Western Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the State of California.

    (d) CORPORATE AUTHORITY. Each of Monarch and its Significant Subsidiaries has the corporate power and authority, and is duly qualified in all jurisdictions (except for such qualifications the absence of which, in the aggregate, would not have a Material Adverse Effect on Monarch) where such qualification is required, to carry on its business as it is now being conducted and to own all its properties and assets, and it has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted.

    (e)  SHAREHOLDER APPROVALS.

        (i) Subject to the receipt of required shareholder approval of the principal terms of this Plan, this Plan and the transactions contemplated herein have been duly authorized by all necessary corporate action of Monarch. Subject to receipt of such shareholder approval, this Plan is and will be, a valid and binding agreement of Monarch enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (ii) The affirmative vote approving the principal terms of this Plan by a majority of the outstanding shares of Monarch Common Stock entitled to vote on this Plan is the only shareholder vote required by Monarch for approval of this Plan and consummation of the Merger and the other transactions contemplated hereby.

    (f) NO VIOLATIONS. The execution, delivery and performance of this Plan by Monarch do not, and the consummation of the transactions contemplated hereby by Monarch will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license to which Monarch or any of its Subsidiaries (or any of their respective properties) is subject, which breach, violation or default would have a Material Adverse Effect on Monarch, or enable any person to enjoin the Merger or the other transactions contemplated hereby, (ii) a breach or violation of, or a default under, the articles of incorporation or by-laws or similar organizational documents of Monarch or any of its Subsidiaries or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Monarch or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Monarch or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be bound or affected, except for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect on Monarch; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers of governmental authorities referred to in Section 5.1(b) hereof, (ii) any such approval, consent or waiver that already has been obtained, and (iii) any other approvals, consents or waivers the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on Monarch or enable any person to enjoin the Merger or the Bank Merger.

    (g)  MONARCH REPORTS.

        (i) As of their respective dates, neither Monarch's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, nor any other document filed by Monarch subsequent to December 31, 1995 under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, each in the form (including exhibits) filed with the SEC (collectively, the "Monarch Reports"), contained or will contain any untrue statement of a Material fact or omitted or will omit to state a Material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets or statements of condition contained or incorporated by reference in Monarch Reports (including in each case any related notes and schedules) fairly presented in all Material respects the financial position of the entity or entities to which it relates as of its date and each of the consolidated statements of income, consolidated statements of changes in shareholders' equity and consolidated statements of cash flows contained or incorporated by reference in Monarch Reports (including in each case any related notes and schedules) fairly presented in all Material respects the results of operations, shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not Material in amount or effect), in each case in accordance with GAAP during the periods involved, except as may be noted therein.

        (ii) Monarch and each of its Subsidiaries have each timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, if any, that they were required to file since December 31, 1993 with the Regulatory Agencies, the National Association of Securities Dealers, Inc. and any other SRO, and all other Material reports and statements required to be filed by them since December 31, 1993, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the Federal Reserve Board, the FDIC, the BIF, the OCC, any State Regulator or any SRO, and have paid all fees and assessments due and payable in connection therewith.

    (h) ABSENCE OF CERTAIN UNDISCLOSED LIABILITIES AND CERTAIN CHANGES OR EVENTS. Except as disclosed in the Monarch Reports, since December 31, 1995, neither Monarch nor any of its Significant Subsidiaries has incurred any Material liability, except in the ordinary course of their business consistent with past practice. Since September 30, 1996, there has not been any change in the business, assets, financial condition, properties, results of operations or prospects of Monarch or any of its Significant Subsidiaries which, individually or in the aggregate, has had, or is reasonably like to have, a Material Adverse Effect on Monarch (other than changes in (i) banking laws or regulations, or interpretations thereof, that affect the banking industry generally, (ii) the general level of interest rates or (iii) GAAP).

    (i) GUARANTEES; SURETYSHIPS; CONTINGENT LIABILITIES. The Monarch Disclosure Letter lists and briefly describes all guarantees, matters of suretyship and similar contingent liabilities, other than loan commitments and letters of credit issued in the ordinary course of business, of Monarch and its Subsidiaries.

    (j) TAXES. All federal, state, local, and foreign tax returns (including information returns) required to be filed by or on behalf of Monarch or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all Material respects. All taxes shown on such returns have been paid in full and adequate provision has been made for any such taxes (in accordance with GAAP) on Monarch's balance sheets set forth in Monarch Reports. There is no pending audit examination, assessment or proposed assessment of a deficiency, or refund litigation with respect to any taxes of Monarch or any of its Subsidiaries. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes (in accordance with generally accepted accounting principles) on Monarch's balance sheet as set forth in the Monarch Reports. Neither Monarch nor any of its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

    No liens or other security interests have been imposed on any assets of Monarch or any of its Subsidiaries in connection with any failure (or alleged failure) to pay any tax. Monarch and each of its Subsidiaries have timely withheld, and paid over to the relevant governmental authority or other appropriate payee, all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other person. Neither Monarch nor any Subsidiary is a party to any tax allocation or sharing agreement, is or has been a member of an affiliated group filing consolidated or combined tax returns (other than a group the common parent of which is or was Monarch) or otherwise has any liability for the taxes of any person (other than Monarch or any of its Subsidiaries). For purposes of this paragraph (j), "taxes" includes all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of Monarch or any of its Subsidiaries, together with any interest additions or penalties with respect thereto and any interest in respect of such additions or penalties.

    (k) ABSENCE OF CLAIMS. As of the date hereof, there is no pending litigation, controversy, claim, action or proceeding against Monarch or any of its Subsidiaries before any court or governmental agency, and, to the best of Monarch's knowledge after reasonable inquiry, no such litigation, proceeding, controversy, claim or action has been threatened or is contemplated. As of the Effective Time and except as disclosed in the Monarch Disclosure Letter, there is no pending litigation, controversy, claim, action or proceeding against Monarch or any of its Subsidiaries before any court or governmental agency, which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Monarch or to hinder or delay consummation of the transactions contemplated hereby and, to the best of Monarch's knowledge after reasonable inquiry, no such litigation, proceeding, controversy, claim or action has been threatened or is contemplated.

    (l) ABSENCE OF REGULATORY ACTIONS. Neither Monarch nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, Government Regulators nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

    (m)  AGREEMENTS.

        (i) Except for this Plan and arrangements made in the ordinary course of business, Monarch and its Subsidiaries are not bound by any Material contract (as defined in Item 601(b)(10) of Regulation S-K) to be performed after the date hereof that has not been filed with or incorporated by reference in the Reports. Except as disclosed in the Monarch Reports filed prior to the date of this Plan, neither Monarch nor any of its Subsidiaries is a party to an oral or written (A) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) not terminable on 30 days' or less notice involving the payment of more than $25,000 per annum, in the case of any such agreement with an individual, or $50,000 per annum, in the case of any other such agreement, (B) agreement with any executive officer or other key employee of Monarch or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Monarch or any of its Subsidiaries of the nature contemplated by this Plan and which provides for the payment of in excess of $50,000, (C) agreement with respect to any executive officer of Monarch or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than six months and for the payment of in excess of $50,000 per annum, (D) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan or (E) agreement containing covenants that limit the ability of Monarch or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, Monarch (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency).

        (ii) Neither Monarch nor any of its Subsidiaries is in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

    (n) LABOR MATTERS. Neither Monarch nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is Monarch or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving Monarch or any of its Subsidiaries pending or threatened.

    (o) EMPLOYEE BENEFIT PLANS. The Monarch Disclosure Letter contains a complete list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements, policies and arrangements, including, but not limited to, "employee benefit plans", as defined in Section 3(3) of ERISA and all trust agreements related thereto in respect to any present or former directors, officers, or other employees of Monarch or any of its Subsidiaries (hereinafter referred to collectively as the "Monarch Employee Plans"). (i) All of the Monarch Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; neither Monarch nor any of its Subsidiaries has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Monarch Employee Plan which could subject Monarch or any Subsidiary to a material tax or penalty under Section 4975 of the Code or Section 502(i) of ERISA; and all contributions required to be made under the terms of any Monarch Employee Plan have been timely made or have been reflected on Monarch's balance sheet; (ii) no liability to the PBGC has been or is expected by Monarch or any of its Subsidiaries to be incurred with respect to any Monarch Employee Plan which is subject to Title IV of ERISA (a "Monarch Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained by Monarch or any entity (a "Monarch ERISA Affiliate") which is considered one employer with Monarch under Section 4001 of ERISA or Section 414 of the Code (an "Monarch ERISA Affiliate Plan"); and no proceedings have been instituted to terminate any Monarch Pension Plan or Monarch ERISA Affiliate Plan and no condition exists that presents a material risk of the institution of such proceedings; (iii) no Monarch Pension Plan or Monarch ERISA Affiliate Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Monarch Pension Plan and Monarch ERISA Affiliate Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Monarch Pension Plan or Monarch ERISA Affiliate Plan as of the end of the most recent plan year with respect to the respective Monarch Pension Plan or Monarch ERISA Affiliate Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Monarch Pension Plan or Monarch ERISA Affiliate Plan prior to the date hereof, and there has been no material change in the financial condition of any such Monarch Pension Plan or Monarch ERISA Affiliate Plan since the last day of the most recent plan year; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Monarch Pension Plan or Monarch ERISA Affiliate Plan within the 12-month period ending on the date hereof; (iv) neither Monarch nor any Subsidiary of Monarch has provided or is required to provide, security to any Monarch Pension Plan or to any Monarch ERISA Affiliate Plan pursuant to
Section 401(a)(29) of the Code; (v) neither Monarch, its Subsidiaries, nor any Monarch ERISA Affiliate has contributed to any "multiemployer plan", as defined in Section 3(37) of ERISA, on or after September 26, 1980; (vi) each Employee Plan of Monarch or any of its Subsidiaries which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) or has received a favorable determination letter from the Internal Revenue Service deeming such plan to be a Qualified Plan or has requested such a determination letter within the applicable remedial amendment period under Section 401(b) of the Code; and neither Monarch nor its Subsidiaries are aware of any circumstances likely to result in revocation of any such favorable determination letter; (vii) each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder; all Monarch Employee Plans covering foreign participants comply in all material respects with applicable local law, and there are no material unfunded liabilities with respect to any Monarch Employee Plan which covers foreign employees; (viii) there is no pending or, to Monarch's knowledge, threatened litigation, administrative action or proceeding relating to any Monarch Employee Plan; (ix) there has been no announcement or commitment by Monarch or any Subsidiary of Monarch to create an additional Monarch Employee Plan, or to amend a Monarch Employee Plan except for amendments required by applicable law which do not increase the cost of such Monarch Employee Plan; and Monarch and its Subsidiaries do not have any obligations for retiree health and life benefits under any Monarch Employee Plan except as set forth in the Monarch Disclosure Letter, and there are no such Monarch Employee Plans that cannot be amended or terminated without incurring any liability thereunder; (x) with respect to Monarch or any of its Subsidiaries, except as specifically identified in the Monarch Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by Monarch or any Subsidiary of Monarch to any person which is an "excess parachute payment" (as defined in Section 280G of the Code) under any Monarch Employee Plan, increase or secure (by way of a trust or other vehicle) any benefits payable under any Monarch Employee Plan, or accelerate the time of payment or vesting of any such benefit, and (xi) with respect to each Monarch Employee Plan, Monarch has supplied to the Company a true and correct copy, if applicable, of (A) the two most recent annual reports on the applicable form of the Form 5500 series filed with the Internal Revenue Service (the "IRS"), (B) such Monarch Employee Plan, including amendments thereto, (C) each trust agreement and insurance contract relating to such Monarch Employee Plan, including amendments thereto, (D) the most recent summary plan description for such Monarch Employee Plan, including amendments thereto, if the Monarch Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Monarch Employee Plan is a Monarch Pension Plan, (F) the most recent determination letter issued by the IRS if such Monarch Employee Plan is a Qualified Plan and (G) the most recent financial statements and auditor's report.

    (p)  REAL PROPERTY.

        (i) The Monarch Disclosure Letter contains a complete and correct list of (A) all real property or premises owned on the date hereof, in whole or in part by Monarch or any of its Subsidiaries and all indebtedness secured by any encumbrance thereon, and (B) all real property or premises leased in whole or in part by Monarch or any of its Subsidiaries, together with a list of all applicable leases and the name of the lessor. None of such premises or properties have been condemned or otherwise taken by any public authority and no condemnation or taking is threatened or contemplated and none thereof is subject to any claim, contract or law which might affect its use or value for the purposes now made of it. None of the premises or properties of Monarch or any of its Subsidiaries is subject to any current or potential interests of third parties or other restrictions or limitations that would impair or be inconsistent with the current use of such property by Monarch or any of its Subsidiaries.

        (ii) Each of the leases referred to in the Monarch Disclosure Letter is valid and existing and in full force and effect, and no party thereto is in default and no notice of a claim of default by any party has been delivered to Monarch or any of its Subsidiaries or is now pending, and there does not exist any event that with notice or the passing of time, or both, would constitute a default or excuse performance by any party thereto, provided that with respect to matters relating to any party other than Monarch the foregoing representation is based on the knowledge of Monarch.

    (q) TITLE. Monarch and each of its Subsidiaries has good title to its properties and assets (other than (i) property as to which it is lessee and (ii) real estate owned as a result of foreclosure, transfer in lieu of foreclosure or other transfer in satisfaction of a debtor's obligation previously contracted).

    (r) KNOWLEDGE AS TO CONDITIONS. As of the date hereof, Monarch knows of no reason why the approvals, consents and waivers of governmental authorities referred to in Section 5.1(b) should not be obtained without the imposition of any condition of the type referred to in the provisos thereto.

    (s) COMPLIANCE WITH LAWS. Since December 31, 1993, Monarch and each of its Subsidiaries have complied in all Material respects with all applicable laws, except for any noncompliance with any such laws which, individually or in the aggregate, would not have a Material Adverse Effect on Monarch or enable any Person to enjoin the Merger or the Bank Merger. Except as would not have a Material Adverse Effect on Monarch, Monarch and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the knowledge of Monarch, no suspension or cancellation of any of them is threatened.

    (t) FEES. Other than in respect of financial advisory services performed for Monarch by Belle Plaine Financial Partners, Inc. and/or other qualified financial advisors, in amounts and pursuant to arrangements previously disclosed to the Company, neither Monarch nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for Monarch or any Subsidiary of Monarch, in connection with the Plan or the transactions contemplated hereby.

    (u) ENVIRONMENTAL MATTERS. (i) Monarch and each Subsidiary has complied at all times with all applicable Environmental Laws; (ii) none of the properties (including buildings or any other structures) currently owned or operated by Monarch or any Subsidiary ("Monarch Properties") has been contaminated with, or has had any release of, any Hazardous Substance; (iii) to Monarch's knowledge, none of the properties formerly owned or operated by it or any Subsidiary has been contaminated with Hazardous Substances during such period of ownership or operation; (iv) to Monarch's knowledge, neither it nor any Subsidiary is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither Monarch nor any Subsidiary has received any notice, demand latter, claim or request for information alleging that Monarch or any Subsidiary may be in violation of or subject to liability under any Environmental Law; (vi) neither Monarch nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other agreements with any governmental authority or any third party relating to Hazardous Substances or any Environmental Law; (vii) there are no circumstances or conditions involving Monarch or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, suits or costs or result in restrictions on the ownership, use, or transfer of any Property pursuant to any Environmental Law, (viii) none of the Properties contain any underground storage tanks, asbestos-containing material, lead products, or polychlorinated biphenyls; (ix) to the knowledge of Monarch none of the Properties have ever been operated in the past as a gas station, automotive repair or supply business, metalworking operation, industrial facility or as a drycleaner; (x) neither Monarch nor any Subsidiary has engaged in any activity involving the generation, use, handling or disposal of any Hazardous Substances other than ordinary and routine office operations and maintenance, (xi) neither Monarch nor any Subsidiary has participated in the management of any borrower or other third party, including entities in which it may hold a security, fiduciary or other interest, that, to Monarch's knowledge, engage in activities involving Hazardous Substances to an extent that it could be deemed an "owner" or "operator" of such entity under any Environmental Law, and (xii) to Monarch's knowledge, it has delivered to the Company copies of all environmental reports, studies, sampling data, permits, government filings and other environmental information in its possession relating to Monarch or its Subsidiaries or any of their current or former properties or operations.

    (v) ALLOWANCE. The allowance for possible loan and lease losses shown on Monarch's unaudited balance sheet as of September 30, 1996 was, and the allowance for possible loan losses shown on the balance sheets in Monarch Reports for periods ending after the date of this Plan will be, adequate, as of the date thereof, under generally accepted accounting principles applicable to banks and bank holding companies. Monarch has disclosed to the Company in writing prior to the date hereof the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of Monarch and its Subsidiaries that have been classified as "Other Assets Specially Mentioned," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets" or words of similar import. The OREO included in any non-performing assets of Monarch or any of its Subsidiaries is carried net of reserves at the lower of cost or market value; less applicable selling costs, based on independent appraisals consistent with applicable regulatory requirements.

    (w) MATERIAL INTERESTS OF CERTAIN PERSONS. Except as disclosed in Monarch's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996, no officer or director of Monarch, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act) of any such officer or director, has any Material interest in any Material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Monarch or any of its Subsidiaries.

    (x) INSURANCE. Monarch and its Subsidiaries are currently insured, and since December 31, 1993, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by Monarch and its Subsidiaries are in full force and effect, Monarch and its Subsidiaries are not in default thereunder and all Material claims thereunder have been filed in due and timely fashion. Since December 31, 1993, no claim by Monarch or any of its Subsidiaries on or in respect of an insurance policy or bond has been declined or refused by the relevant insurer or insurers. In the best judgment of Monarch's management, such insurance coverage is adequate and will be available in the future under terms and conditions substantially similar to those in effect on the date hereof. Between the date hereof and the Effective Time, Monarch and its Subsidiaries will maintain the levels of insurance coverage in effect on the date hereof and will submit all potential claims existing prior to the Effective Time to its insurance carrier on or before the Effective Time. The Monarch Disclosure Letter lists all insurance policies maintained by or for the benefit of Monarch, its Subsidiaries or its directors, officers, employees or agents, specifying the (i) type of policy, (ii) policy limits and (iii) self insurance amounts.

    (y) INVESTMENT SECURITIES. Except for pledges to secure public and trust deposits and reverse repurchase agreements entered into in arm's-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the consolidated balance sheet of Monarch included in Monarch's Report on Form 10-Q for the quarter ended September 30, 1996, and none of the Material investments made by it or any of its Subsidiaries since December 31, 1995, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

    (z) DERIVATIVES. Neither Monarch nor any of its Subsidiaries is currently a party to any interest rate swap, cap, floor, option agreement, other interest rate risk management arrangement or agreement or derivative-type security or derivative arrangement or agreement.

    (aa) REGISTRATION OBLIGATIONS. Neither Monarch nor any of its Subsidiaries is under any obligation, contingent or otherwise, to register any of its securities under the Securities Act except as contemplated by this Plan.

    (bb) BOOKS AND RECORDS. The books and records of Monarch and its Subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all Material respects the substance of events and transactions that should be included therein.

    (cc) CORPORATE DOCUMENTS. Monarch has delivered to the Company true and complete copies of (i) its amended articles of incorporation and amended by-laws and (ii) the articles of incorporation and by-laws of Monarch Bank.

    (dd) COMPANY ACTION. The Board of Directors of Monarch has adopted resolutions recommending that the principal terms of this Plan be approved by the shareholders of Monarch and directing that this Plan be submitted for consideration by Monarch's shareholders at Monarch's Meeting.

    (ee) LOANS. Each loan reflected as an asset on Monarch's consolidated balance sheet as of September 30, 1996 and each balance sheet date subsequent thereto (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and (iii) to the knowledge of Monarch, will not be subject to any defenses which may be asserted against Monarch Bank or Western Bank. All loans and extensions of credit that have been made by Monarch Bank or Western Bank and that are subject to Sections 22(h), 23A and 23B of the Federal Reserve Act comply therewith.

    (ff) FAIR LENDING; COMMUNITY REINVESTMENT ACT. As of the date hereof, with the exception of routine investigation of consumer complaints, neither Monarch nor any of its Subsidiaries has been advised that it is or may be in violation of the Equal Credit Opportunity Act or the Fair Housing Act or any similar federal or state statute. Monarch Bank received a CRA rating of "outstanding" in its most recent CRA examination. Western Bank received a CRA rating of "satisfactory" in its most recent CRA examination.

    (gg) NO OMISSION OF MATERIAL FACT. No representation or warranty by Monarch in this Plan, including the Annexes hereto, the disclosure letters and the schedules to be delivered herewith or the Proxy Statement filed in connection with the Meeting, contains any untrue statement of Material fact, or omits to state a Material fact necessary to make the statements or facts contained herein or therein not misleading. None of the information regarding Monarch or any of its Subsidiaries or the transactions contemplated hereby supplied or to be supplied by Monarch or any of its Subsidiaries for inclusion in any documents or filings to be filed with any regulatory authority in connection with the transactions contemplated hereby will contain any untrue statement of Material fact, or omit to state a Material fact necessary to make the statements or facts contained therein not misleading.

    (hh) MONARCH COMMON STOCK. The shares of Monarch Common Stock to be issued pursuant to this Plan, when issued in accordance with the terms of this Plan, will be duly authorized, validly issued, fully paid and non-assessable.

                             ARTICLE IV. COVENANTS

    SECTION 4.1. ACQUISITION PROPOSALS. The Company agrees that none of it, the Company Bank or any of their respective officers and directors shall, and the Company shall direct and use its reasonable best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or the Company Bank) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of the Company) with respect to a merger, consolidation or similar transaction, other than pursuant to this Plan, involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or the Company Bank (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, except to the extent legally required for the discharge by the board of directors of its fiduciary duties as advised in writing by such board's counsel, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and shall make all reasonable efforts to enforce any confidentiality agreements to which it or the Company Bank is a party. The Company will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 4.1. The Company will notify Monarch immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company.

    SECTION 4.2. CERTAIN POLICIES OF THE COMPANY. At or before the Effective Time, the Company shall make such accounting entries or adjustments as Monarch shall request in order to implement its plans for the Company Bank following the Merger or to reflect merger-related expenses and costs; PROVIDED, HOWEVER, that
(a) the Company shall not be required to take such action more than two days prior to the Effective Time, (b) no such adjustment shall require, based upon consultation with counsel and accountants for the Company, any filing with any governmental agency, or violate any law, rule or regulation applicable to the Company, (c) no such adjustment shall require any changes in net income or shareholders' equity that will be required to be contained in any financial statement required to be filed by the Company under the rules of the SEC if the Company reasonably believes that all of the conditions to closing set forth in
Article V will not be either satisfied or waived; and FURTHER PROVIDED, that in any event no accrual or reserve made by the Company or the Company Bank pursuant to this Section 4.2 shall constitute or be deemed to be a breach or violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Plan or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of the Company's management with any such adjustments.

    SECTION 4.3. EMPLOYEE BENEFITS. (a) Monarch and the Company agree that, unless otherwise mutually determined or as set forth in subsection (c) below, the Employee Plans of the Company and the Company Bank in effect at the date of this Plan (except stock plans (other than the stock bonus plan, which will remain in effect for a period to be agreed upon by the parties), including without limitation the Company's stock option plans and the stock award plan) will remain in effect for a period of at least six months after the Effective Time with respect to employees of the Company and the Company Bank covered by such plans at the Effective Time. Monarch will take such steps as are required so that each person employed by the Company or the Company Bank prior to the Effective Time who remains an employee of the Surviving Corporation or its Subsidiaries following the Effective Time (each a "Continued Employee") shall be entitled to participate in the employee benefit plans that are in effect generally for employees of Monarch's Subsidiaries from time to time (all such plans collectively, "Monarch's Benefit Plans"), if such Continued Employee shall be eligible (or, with respect to discretionary Monarch's Benefit Plans, selected) for participation therein and otherwise shall not be participating in a similar plan which continues to be maintained by the Surviving Corporation and its Subsidiaries. Continued Employees will be eligible to participate on the same basis as similarly situated employees of Monarch or Monarch's Subsidiaries. All such participation shall be subject to the terms of Monarch's Benefit Plans as may be in effect from time to time. Monarch or Monarch's Subsidiaries shall, solely for purposes of vesting and eligibility to participate in Monarch's Benefit Plans, recognize credit for each Continued Employee's term of service with the Company and the Company's Subsidiaries.

    (b) Monarch will honor, to the extent set forth in the Company Disclosure Letter, all employment and severance agreements of the Company and the Company Bank, in accordance with their terms.

    SECTION 4.4. ACCESS AND INFORMATION. Upon reasonable notice, each party hereto shall (and shall cause its Subsidiaries to) afford to the other party and its representatives (including, without limitation, directors, officers and employees of such party and its affiliates, and counsel, accountants and other advisors retained by such party and its affiliates) such access (including, without limitation, for the purpose of conducting supplemental due diligence reviews) during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, loan and credit files, tax returns and work papers of independent auditors), properties, personnel and to such other information as the requesting party may reasonably request; PROVIDED, HOWEVER, that no investigation pursuant to this Section 4.4 shall affect or be deemed to modify any representation or warranty made herein. Each party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 4.4 for any purpose unrelated to the consummation of the transactions contemplated by this Plan. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 4.4 unless such information (i) was already known to such party or an affiliate of such party prior to the date of the confidentiality agreement (the "Confidentiality Agreement") between the Company and Monarch in effect prior to the date hereof, (ii) becomes available to such party or an affiliate of such party from other sources not known by such party to be bound by a confidentiality agreement, (iii) is disclosed with the prior written approval of the relevant party or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Plan is terminated or the transactions contemplated by this Plan shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto (or an affiliate of any party hereto) to be returned to the party which furnished the same. Except as otherwise specifically provided herein, the terms of the Confidentiality Agreement shall remain in full force effect.

    SECTION 4.5. CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS. Monarch and the Company shall (a) as soon as practicable make any filings and applications required to be filed in order to obtain all approvals, consents and waivers of governmental authorities necessary or appropriate for the consummation of the transactions contemplated hereby and use their reasonable best efforts to cause the applications for the approvals described in Section 5.1(b) hereof to be initially filed on or before February 15, 1997; (b) cooperate with one another
(i) in promptly determining what filings are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers; and (c) deliver to the other copies of the publicly available portions of all such filings and applications promptly after they are filed.

    SECTION 4.6. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. (a) From and after the Effective Time, Monarch agrees to indemnify and hold harmless each director and officer of the Company or the Company Bank, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including with respect to this Plan or any of the transactions contemplated hereby), whether asserted, claimed or arising prior to, at or after the Effective Time, to the extent to which such Indemnified Parties were entitled under California law and the Company's articles of incorporation or by-laws in effect on the date hereof, and Monarch shall also advance expenses as incurred to the extent permitted under California law and the Company's articles of incorporation and by-laws.

    (b) Any Indemnified Party wishing to claim indemnification under Section 4.6(a) hereof, upon learning of any such claim, action, suit, proceeding or investigation, shall as promptly as possible notify Monarch thereof, but the failure to so notify shall not relieve Monarch of any liability it may have to such Indemnified Party if such failure does not materially prejudice Monarch. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Monarch shall have the right to assume the defense thereof and Monarch shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Monarch elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Monarch and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Monarch shall pay the reasonable fees and expenses of one such counsel for the Indemnified Parties in any jurisdiction promptly as statements thereof are received unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Monarch shall not be liable for any settlement effected without its prior written consent. Notwithstanding the foregoing, Monarch shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is not permitted or is prohibited by applicable law.

    (c) For a period of six years after the Effective Time, Monarch shall use its reasonable best efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Monarch may substitute therefor policies of comparable coverage with respect to claims arising from facts or events which occurred before the Effective Time); PROVIDED, HOWEVER, that in no event shall Monarch be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Subsection 4.6(c), any amount per annum in excess of 200% of the amount of the annual premiums paid as of the date hereof by the Company for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Monarch shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. Notwithstanding the foregoing, prior to the Effective Time, Monarch may request the Company to, and the Company shall, purchase insurance coverage, on such terms and conditions as shall be acceptable to Monarch, extending for a period of six years the Company's directors' and officers' liability insurance coverage in effect as of the date hereof (covering past or future claims with respect to periods before the Effective Time) and such coverage shall satisfy Monarch's obligations under this Subsection (c).

    (d) If Monarch or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of Monarch shall assume the obligations set forth in this Section 4.6.

    (e) The provisions of this Section 4.6 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

    SECTION 4.7. ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Plan as soon as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

    SECTION 4.8. PUBLICITY. The initial press release announcing this Plan shall be a joint press release and thereafter the Company and Monarch shall consult with each other in issuing any press releases or otherwise making public statements with respect to the other or the transactions contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

    SECTION 4.9. REGISTRATION STATEMENT. As soon as reasonably practicable after the date hereof, Monarch and the Company shall jointly prepare a registration statement, including a joint proxy statement in respect of the Meetings (as defined herein) (the "Registration Statement"), for the purpose of registering the Monarch Common Stock to be issued pursuant hereto, file the Registration Statement with the SEC, respond to comments of the staff of the SEC and promptly thereafter mail the Registration Statement to all holders of record (as of the applicable record date) of shares of Company Common Stock and Monarch Common Stock. The Company covenants that (a) all information supplied by it in writing to Monarch expressly for use in the Registration Statement will be accurate and complete in all Material respects and (b) none of the information to be supplied by the Company will, in the case of the proxy statement to be used by Monarch to solicit the approval of its shareholders as contemplated by this Plan, when it is first mailed to the Monarch's shareholders, contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make the statement made therein, in light of the circumstances under which such statements are made, not misleading. Monarch covenants that (a) all information supplied by it in writing to the Company expressly for use in the Registration Statement will be accurate and complete in all Material respects and (b) none of the information to be supplied by Monarch will, in the case of the proxy statement to be used by the Company to solicit the approval of its shareholders as contemplated by this Plan, when it is first mailed to the Company's shareholders, contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make the statement made therein, in light of the circumstances under which such statements are made, not misleading.

    SECTION 4.10. SHAREHOLDERS' MEETINGS. Each party hereto shall take all action necessary, in accordance with applicable law and its articles of incorporation and by-laws, to convene a meeting of the holders of its common stock (each, a "Meeting") as promptly as practicable for the purpose of approving the principal terms of this Plan. Except to the extent legally required for the discharge by such party's board of directors of its fiduciary duties as advised in writing by such board's counsel, such party's board of directors shall recommend at its Meeting that the principal terms of this Plan be approved by its shareholders.

    SECTION 4.11. NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the other of: (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Plan and prior to the Effective Time, under any contract Material to the financial condition, properties, businesses or results of operations of such party taken as a whole to which such party or any Subsidiary is a party or is subject; and (b) any Material adverse change in the condition (financial or other), properties, assets, business, results of operations or prospects of it and its Subsidiaries taken as a whole or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such change. Each of the Company and Monarch shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Plan.

    SECTION 4.12. NO ACQUISITIONS OF COMPANY COMMON STOCK. Prior to the earlier of (i) immediately prior to the Effective Time and (ii) the termination of this Plan in accordance with Article VI hereof, Monarch shall not and shall cause its affiliates not to, directly or indirectly, acquire any shares of Company Common Stock, other than (i) up to 5% of such shares acquired during the period commencing on the third business day after the release of the press release announcing this Plan and (ii) shares acquired in a fiduciary or agency capacity or in satisfaction of a debt or debts previously contracted.

    SECTION 4.13. SECURITIES ACT. (a) As soon as practicable after the date of the Company's Meeting, the Company shall identify to Monarch all persons who the Company believes to be affiliates of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act ("Affiliates").

    (b) The Company shall use its best efforts to obtain a written agreement from each person identified as an Affiliate pursuant to clause 4.13(a) above who is an officer or director of the Company providing that each such person will agree not to sell, pledge, transfer or otherwise dispose of the shares of Monarch Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and until such time as financial results covering at least 30 days of combined operations of Monarch and the Company shall have been published. The Company shall cause forms of such written agreement to be delivered to each other person who the Company believes may be or become an Affiliate of Monarch for purposes of enabling such persons to comply with the exchange procedures set forth in Section 1.3(c).

    SECTION 4.14. QUOTATION ON NASDAQ. Monarch shall use its best efforts to list on the NASDAQ National Market System, upon official notice of issuance, the Monarch Common Stock to be issued in the Merger.

    SECTION 4.15. TAX-FREE REORGANIZATION TREATMENT; POOLING. Neither Monarch nor the Company shall take or cause to be taken any action, whether before or after the Effective Time, which would disqualify (a) either the Merger or the Bank Merger as a "reorganization" within the meaning of Section 368 of the Code or (b) the Merger as a "pooling of interests" for accounting purposes, unless the Monarch Pooling Condition and the Company Pooling Condition are waived by the parties hereto.

    SECTION 4.16. SHAREHOLDER AGREEMENTS. Certain directors of the Company, in their capacities as shareholders, in exchange for good and valuable consideration, have executed and delivered to Monarch shareholder agreements substantially in the form of Annex 3 hereto (the "Shareholder Agreements"), committing such persons, among other things, (i) to vote their shares of Company Common Stock in favor of the Plan at the Company's Meeting, (ii) not to compete with Monarch for a period of time, and (iii) to certain representations concerning the ownership of Company Common Stock and Monarch Common Stock to be received in the Merger. The Company agrees to cause its remaining directors (except as otherwise set forth in Schedule 4.16) to execute agreements substantially in the form of Annex 3A and deliver such agreements to the Company on or prior to January 10, 1997.

    SECTION 4.17. DIRECTOR AND OFFICER RESIGNATIONS. The Company shall cause to be delivered to Monarch at the Effective Time the resignations of the members of the board of directors of the Company and of such officers as are specified by Monarch to the Company in advance of the Effective Time.

    SECTION 4.18.  CONSUMMATION OF COMPANY BANK AND MONARCH BANK
MERGER. Monarch and the Company shall take promptly, or cause to be taken promptly, all actions necessary to consummate and make effective the Bank Merger immediately following the Effective Time on the Effective Date. The merger agreement with respect to the Bank Merger will provide, among other things, that the existing directors of the Company Bank shall continue as directors following the Bank Merger.

                     ARTICLE V. CONDITIONS TO CONSUMMATION

    SECTION 5.1. CONDITIONS TO ALL PARTIES' OBLIGATIONS. The respective obligations of Monarch and the Company to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following conditions:

        (a) The principal terms of this Plan shall have been approved by the requisite vote of the respective shareholders of the Company, Company Bank, Monarch and Monarch Bank.

        (b) Monarch and the Company shall have procured the approvals, consents or waivers with respect to the Plan, the Merger, the Bank Merger and the other transactions contemplated hereby by the Federal Reserve Board, and all applicable statutory waiting periods shall have expired; and the parties shall have procured all other regulatory approvals, consents or waivers of governmental authorities or other persons that, in the opinion of counsel for Monarch and the Company, are necessary or appropriate for the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby; PROVIDED, HOWEVER, that no approval, consent or waiver referred to in this Section 5.1(b) shall be deemed to have been received if it shall include any condition or requirement (other than conditions or requirements that have been imposed on Monarch in connection with previous acquisitions announced since 1995) that, individually or in the aggregate,
    (i) would result in a Material Adverse Effect on Monarch or the Company or
    (ii) would reduce the economic and business benefits of the transactions contemplated by the Plan to Monarch or the Company in so significant and adverse a manner that the party or parties so affected, in its or their judgment, would not have entered into this Plan had such condition or requirement been known at the date hereof.

        (c) All other requirements prescribed by law which are necessary to the consummation of the Merger and the Bank Merger and any transactions necessary to consummate the Merger and the Bank Merger shall have been satisfied.

        (d) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or the Bank Merger or any transaction necessary to consummate the Merger or the Bank Merger, and no litigation or proceeding shall be pending against Monarch or the Company or any of their Subsidiaries brought by any governmental agency seeking to prevent consummation of the Merger or the Bank Merger or any transaction necessary to consummate the Merger or the Bank Merger.

        (e) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger, the Bank Merger or any other transaction contemplated by this Plan.

        (f) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        (g) Monarch shall have received an opinion of Sullivan & Cromwell and the Company shall have received an opinion of Company Counsel, no later than thirty (30) days from the date hereof, and confirmed immediately prior to the Effective Time, substantially to the effect that the Merger will be a reorganization within the meaning of Section 368(a) of the Code, and that Monarch and the Company will each be a party to that reorganization. Each such opinion may be based on, in addition to the review of such matters of law and fact as counsel rendering the opinion considers appropriate,

    (i) representations made at counsel's request by Monarch, the Company, shareholders of Monarch or the Company, or any combination of such persons,
    (ii) Certificates provided at counsel's request by officers of Monarch or of the Company and other appropriate persons and (iii) assumptions set forth in the opinion with the consent of Monarch (in the case of the opinion to be delivered by Sullivan & Cromwell) or with the consent of the Company (in the case of the opinion to be delivered by Company Counsel).

    SECTION 5.2. CONDITIONS TO THE OBLIGATIONS OF MONARCH. The obligations of Monarch to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

        (a) Monarch shall have received (i) from the Company's independent certified public accountants a "cold comfort" letter or "specified procedures" letter, dated (A) the date of the mailing of the Registration Statement, and (B) shortly prior to the Effective Date, with respect to certain financial information regarding Monarch and the Company, respectively, and (ii) from KPMG Peat Marwick LLP a letter confirming that the Merger is entitled to "pooling of interests" treatment for accounting purposes, each of such letters to be in the form customarily issued by "Big Six" independent auditors in transactions of this type (the condition set forth in this clause (ii) being referred to herein as the "Monarch Pooling Condition"); PROVIDED, HOWEVER, that Monarch may, in its sole discretion, at any time, either before or after shareholder approval of the principal terms of this Plan, waive the Monarch Pooling Condition.

        (b) Each of the representations and warranties of the Company contained in this Plan shall have been true and correct on the date hereof and shall be true and correct at the Effective Time (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date or period); provided, however, that for purposes of this
    Section 5.2(b) a representation or warranty shall only fail to be true and correct at the Effective Time if the failure of any such brepresentation or warranty to be true and correct has or constitutes, or is likely to have or constitute or relates to, either individually or in the aggregate with other such representations or warranties, a Material Adverse Effect on the Company or the Company Bank; the Company shall have performed, or shall have caused to be performed, in all Material respects, each of its covenants and agreements contained in this Plan required to be performed at or prior to the Effective Time; and Monarch shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Effective Date, as to the foregoing.

        (c) Monarch shall have received an opinion, dated the Effective Date, from O'Melveny & Myers, LLP, counsel to the Company ("Company Counsel"), covering the matters set forth in Annex 4, in form and substance satisfactory to Monarch.

        (d) Monarch shall have received the written resignation of each director (in his/her capacity as director) of the Company, effective as of the Effective Time and such resignations of officers as may be specified by Monarch pursuant to Section 4.17 hereof.

        (e) The Company or Monarch shareholders voting against the principal terms of this Plan or giving notice in writing to the Company or Monarch, as the case may be, at or before the applicable Meeting that such shareholder dissents from the principal terms of this Plan, in the aggregate, shall not hold more than five percent of the Company Common Stock or Monarch Common Stock, as the case may be (the condition set forth in this paragraph (e) being referred to herein as the "Dissenters' Rights Condition"); PROVIDED, HOWEVER, that Monarch may, in its sole discretion, at anytime, either before or after shareholder approval of the principal terms of this Plan, waive the Dissenters' Rights Condition, either in whole or in part.

        (f) Prior to solicitation of shareholder approval, Monarch shall have received an opinion confirming the fairness of the terms of the Merger to its shareholders from a financial point of view.

        (g) Monarch shall have received a conformed copy of a certificate of satisfaction of the Franchise Tax Board of the State of California that all taxes imposed by law on the Company have been paid or secured, as filed with the Secretary of State for the State of California pursuant to Section 1103 of the California Corporations Code.

    SECTION 5.3. CONDITIONS TO THE OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

        (a) The Company shall have received (i) from Monarch's independent certified public accountants a "cold comfort" letter or letters or "specified procedures" letter or letters, dated (A) the date of the mailing of the Registration Statement, and (B) shortly prior to the Effective Date, with respect to certain financial information regarding Monarch and the Company, respectively and (ii) from Deloitte & Touche LLP a letter confirming that the Merger is entitled to "pooling of interests" treatment for accounting purposes, each of such letters to be in the form customarily issued by "Big Six" independent auditors in transactions of this type (the condition set forth in this clause (ii) being referred to as the "Company Pooling Condition"); PROVIDED, HOWEVER, that the Company may, in its sole discretion, at any time, either before or after shareholder approval of the principal terms of this Plan, waive the Company Pooling Condition.

        (b) Each of the representations, warranties and covenants of Monarch contained in this Plan shall have been true on the date hereof and shall be true in all Material respects on the Effective Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date or period), PROVIDED, HOWEVER, that for purposes of this Section 5.3(a) a representation or warranty shall only fail to be true and correct at the Effective Time if the failure of any such representation or warranty to be true and correct has or constitutes or relates to, or is likely to have or constitute or relate to, either individually or in the aggregate with other such representations or warranties, a Material Adverse Effect on Monarch; Monarch shall have performed, or shall have caused to be performed, in all Material respects, each of its covenants and agreements contained in this Plan required to be performed at or prior to the Effective Time; and the Company shall have received certificates signed by the Chief Executive Officer and the Chief Financial Officer of Monarch, dated the Effective Date, as to the foregoing.

        (c) The Company shall have received an opinion, dated the Effective Date, from Sullivan & Cromwell, covering the matters set forth in Annex 5, in form and substance satisfactory to the Company.

        (d) Each of William H. Jacoby, Robert L. McKay and Mark H. Stuenkel shall have been elected to the board of directors of Monarch.

        (e) Prior to the solicitation of shareholder approval, the Company shall have received an opinion confirming the fairness of the terms of the Merger to its shareholders from a financial point of view.

        (f) As of the Effective Date or upon consummation of the Merger, the Monarch Common Stock shall be included for quotation on the NASDAQ National Market.

                            ARTICLE VI. TERMINATION

    SECTION 6.1. TERMINATION. This Plan may be terminated, and the Merger abandoned, prior to the Effective Date, either before or after its approval by the shareholders of the Company and Monarch:

        (a) by the mutual consent of Monarch and the Company, if the board of directors of each so determines by vote of a majority of the members of its entire board;

        (b) by Monarch or the Company, by written notice to the other party, if its board of directors so determines by vote of a majority of the members of its entire board, in the event of (i) the failure of the shareholders of the Company to approve the principal terms of this Plan at its Meeting, (ii) the failure of the shareholders of Monarch to approve the principal terms of this Plan at its Meeting (iii) a Material breach by the other party hereto of any representation, warranty, covenant or agreement contained herein which is not cured or not curable within 30 days after written notice of such breach is given to the party committing such breach by the other party;

        (c) by Monarch or the Company, by written notice to the other party, if either (i) any approval, consent or waiver of a governmental authority required to permit consummation of the Merger or any transaction necessary to consummate the Merger shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the Merger or any transaction necessary to consummate the Merger;

        (d) by Monarch or the Company, by written notice to the other party, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Merger is not consummated by September 30, 1997, unless the failure so to consummate by such time is due to the breach of any representation, warranty or covenant contained in this Plan by the party seeking to terminate;

        (e) by Monarch, by written notice to the Company, if the Company takes, causes to be taken or allows to be taken any action that, without giving effect to the exception contained in Section 4.1 hereof regarding the exercise by the Company's board of directors of its fiduciary duties, would otherwise be prohibited under Section 4.1 hereof; or

        (f) by the Company, by written notice to Monarch prior to the approval by the shareholders of the Company of the principal terms of this Plan, if the Company receives an Acquisition Proposal on terms and conditions which the board of directors determines, after receiving the written advice of its outside counsel, (i) that to proceed with the Merger will violate the fiduciary duties of the board of directors to the Company's shareholders and
    (ii) to accept such proposal; PROVIDED, HOWEVER, that the Company shall not be entitled to terminate this Plan pursuant to this clause (f) unless it shall have provided Monarch with written notice of such a possible determination (which written notice will inform Monarch of the Material terms and conditions of the proposal, including the identity of the proponent) two business days prior to such determination.

    SECTION 6.2. EFFECT OF TERMINATION. (a) In the event of the termination of this Plan by either Monarch or the Company, as provided above, this Plan shall thereafter become void and, subject to the provisions of Section 6.2(b) and (c) and Section 8.2 hereof, there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach by any other party of any covenant or willful misrepresentation contained in this Plan.

        (b) The parties agree and acknowledge that it is impractical to ascertain the precise amount of damage to the Company as a result of a failure to consummate the Merger and the other transactions contemplated hereby due to a termination of this Plan by the Company pursuant to clause
    (iii) of Section 6.1(b) hereof. Accordingly, in the event of such termination, Monarch shall pay to the Company $1.25 million plus all costs and expenses incurred by the Company in connection with this Plan, up to $500,000, the parties agreeing that such amount will represent a reasonable estimate of the minimum damage to the Company and not a penalty. The fee payable pursuant to the foregoing sentence shall be payable by Monarch to the Company by wire transfer to an account designated by the Company in writing, on or before the seventh day after it becomes due. Payment of such amount shall be in full satisfaction of damages to the Company arising from any breach by Monarch of any of its representations, warranties, covenants or agreements contained herein.

        (c) The parties agree and acknowledge that it is impractical to ascertain the precise amount of damage to the Monarch as a result of a failure to consummate the Merger and the other transactions contemplated hereby due to a termination of this Plan by Monarch pursuant to clause (iii) of Section 6.1(b) or Section 6.1(e) hereof or by the Company pursuant to
    Section 6.1(f) hereof. Accordingly, in the event of such termination, the Company shall pay to Monarch $1.25 million plus all costs and expenses incurred by Monarch in connection with this Plan, up to $500,000, the parties agreeing that such amount will represent a reasonable estimate of the minimum damage to Monarch and not a penalty. The fee payable pursuant to the foregoing sentence shall be payable by the Company to Monarch by wire transfer to an account designated by Monarch in writing, on or before the seventh day after it becomes due. Payment of such amount shall be in full satisfaction of damages to Monarch arising from any breach by the Company of any of its representations, warranties, covenants or agreements contained herein.

                 ARTICLE VII. EFFECTIVE DATE AND EFFECTIVE TIME

    SECTION 7.1. EFFECTIVE DATE AND EFFECTIVE TIME. On such date as Monarch selects, which shall be within 30 days after the last to occur of the expiration of all applicable waiting periods in connection with approvals of governmental authorities, the receipt of all approvals of governmental authorities and the satisfaction or waiver of all other conditions to the consummation of the Merger, or on such earlier or later date as may be agreed in writing by the parties, an agreement of merger, a certificate of merger and related documents, substantially in the forms attached hereto as Annex 7, shall be executed in accordance with all appropriate legal requirements and shall be filed as required by law, and the Merger provided for herein shall become effective upon such filing or on such date and such time as may be specified in such articles of merger. The date of such filing or such later effective date is herein called the "Effective Date". The "Effective Time" of the Merger shall be the time of such filing or as set forth in such articles of merger.

                          ARTICLE VIII. OTHER MATTERS

    SECTION 8.1. CERTAIN DEFINITIONS; INTERPRETATION. As used in this Plan, the following terms shall have the meanings indicated:

        "Company Book Value" means the consolidated shareholders' equity of the Company and the Company Bank, determined in accordance with GAAP, as reflected on the audited balance sheet as of December 31, 1996, as adjusted (if at all) in accordance with Section 1.6 hereof, LESS (i) the Company's Deal Expenses, and (ii) 50% of the Retention Bonuses; PROVIDED, HOWEVER, that, except as otherwise agreed by the parties, if the allowance for loan and lease losses is less than $5,360,000 as shown on such balance sheet, then the Company Book Value shall be reduced by an amount equal to the after-tax effect of the difference between $5,360,000 and such lesser sum.

        "Company's Per Share Book Value" means the QUOTIENT obtained by dividing the Company Book Value by the aggregate number of fully-diluted shares of Company Common Stock outstanding immediately prior to the Effective Time, calculated in the manner set forth in the example provided in Annex 6 hereto.

        "Deal Expenses" means the sum of the after tax-effect of (i) all fees and expenses paid or accrued to a party's financial advisors and consultants arising out of or relating to this Plan, (ii) the fees and expenses of such party's independent accountants and attorneys paid or accrued in connection with the preparation and negotiation of this Plan and (iii) all costs paid pursuant to the last sentence of Section 1.6(c) hereof; PROVIDED, HOWEVER, that "Deal Expenses" shall not include any such expenses booked as an expense or otherwise deducted from consolidated shareholders' equity in the preparation of financial statements contemplated by Section 1.6.

        "GAAP" means generally accepted accounting principles applicable to bank holding companies, consistently applied.

        "Material" means material to Monarch or the Company (as the case may be) and its respective Subsidiaries, taken as a whole.

        "Material Adverse Effect", with respect to a person, means any condition, event, change or occurrence that is reasonably likely to have a Material adverse effect upon (A) the condition (financial or other), properties, assets, business, results of operations or prospects of such person and its Subsidiaries, taken as a whole, or (B) the ability of such person to perform its obligations under, and to consummate the transactions contemplated by, this Plan; PROVIDED, HOWEVER, that in determining whether there has been a Material Adverse Effect with respect to the Company, the after-tax effect of any outcome of the litigation referred to by name in the Company's Report on Form 10-Q for the quarter ended September 30, 1996 shall be excluded.

        "Monarch Book Value" means the consolidated shareholders' equity of Monarch and its Subsidiaries, determined in accordance with GAAP, as reflected on the audited balance sheet as of December 31, 1996, as adjusted (if at all) in accordance with Section 1.6 hereof, LESS (i) Monarch's Deal Expenses, and (ii) 50% of the Retention Bonuses; PROVIDED, HOWEVER, that if the allowance for loan and lease losses is less than $5,393,000 as shown on such balance sheet, then the Monarch Book Value shall be reduced by an amount equal to the after-tax effect of the difference between $5,393,000 and such lesser sum.

        "Monarch's Per Share Book Value" means the QUOTIENT obtained by dividing the Monarch Book Value by the aggregate number of fully-diluted shares of Monarch Common Stock outstanding immediately prior to the Effective Time, calculated in the manner set forth in the example provided in Annex 6 hereto.

        "Person" includes an individual, corporation, partnership, association, trust or unincorporated organization.

        "Retention Bonuses" means payments to key employees of the Company and the Company Bank for the purpose of assuring the services of such employees through the Effective Time, which payments shall be approved by Monarch and shall not in the aggregate exceed $200,000.

        "Subsidiary", with respect to a person, means any other person controlled by such person.

When a reference is made in this Plan to Sections or Annexes, such reference shall be to a Section of, or Annex to, this Plan unless otherwise indicated. For all calculations of the "after-tax effect" pursuant to this Plan, a combined Federal and California rate of 41.5% shall be used. The table of contents, tie sheet and headings contained in this Plan are for ease of reference only and shall not affect the meaning or interpretation of this Plan. Whenever the words "include", "includes", or "including" are used in this Plan, they shall be deemed followed by the words "without limitation". Any singular term in this Plan shall be deemed to include the plural, and any plural term the singular.

    SECTION 8.2. SURVIVAL. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Plan and shall not survive the Effective Time. If the Plan shall be terminated, the agreements of the parties in Section 6.2, this Section 8.2, Section 8.6, Section 8.7 and the last four sentences of Section 4.4 hereof shall survive such termination.

    SECTION 8.3. WAIVER. Prior to the Effective Time, any provision of this Plan may be: (i) waived by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto approved by their respective boards of directors.

    SECTION 8.4. COUNTERPARTS. This Plan may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

    SECTION 8.5. GOVERNING LAW. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of California.

    SECTION 8.6. WAIVER EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS PLAN OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    SECTION 8.7. EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby.

    SECTION 8.8. NOTICES. All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

    If to the Company, to:

                       California Commercial Bankshares
                       4100 Newport Place
                       Newport Beach, CA 92660
                       Telecopier: (714) 863-2336
                       Attention: Mark H. Stuenkel

                       With copies to:

                       O'Melveny & Myers LLP
                       400 South Hope Street
                       Los Angeles, CA 90071
                       Telecopier: (213) 669-6407
                       Attention: Frances E. Lossing

                       And
                       The Findley Group
                       1470 North Hundley Street
                       Anaheim, CA 92806-1322
                       Telecopier: (714) 630-7910
                       Attention: Gary Steven Findley

                       If to Monarch, to:

                       Monarch Bancorp
                       1251 Westwood Blvd.
                       Los Angeles, CA 90024
                       Telecopier: (310) 477-8611
                       Attention: Matt Wagner

                       With copies to:

                       Sullivan & Cromwell
                       444 South Flower Street
                       Los Angeles, California 90071
                       Telecopier: (212) 683-0458

                       Attention: Stanley F. Farrar

    SECTION 8.9. ENTIRE AGREEMENT; ETC. This Plan, together with the Confidentiality Agreement, the Shareholders Agreements and the Option Agreement of even date herewith being executed simultaneously herewith by the Company and Monarch, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Plan shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as to Section 4.6 hereof, nothing in this Plan is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Plan.

    SECTION 8.10. ASSIGNMENT. This Plan may not be assigned by any party hereto without the written consent of the other parties.

    IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the day and year first above written.

                                          MONARCH BANCORP

                                          By: /s/ Hugh S. Smith
           ---------------------------------------------------------------------

                                              Name: Hugh S. Smith, Jr.
                                             Title: Chairman

                                          CALIFORNIA COMMERCIAL BANKSHARES

                                          By: /s/ Mark H. Stuenkel
           ---------------------------------------------------------------------

                                              Name: Mark H. Stuenkel
                                             Title: Executive Vice President